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                                                                      Exhibit 99

                                                                  Execution Copy















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           Deer Run Industrial Park Economic Development Project Area
                             Redevelopment Agreement


                                 By And Between


                             The Village of Elwood,
                              Will County, Illinois


                                       and


                CenterPoint Intermodal LLC and CenterPoint Realty
                                 Services, Inc.


                           Dated as of August 1, 2000

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                                TABLE OF CONTENTS

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
RECITALS ..............................................................................1
               A.       Constitutional Authority.......................................1
               B.       Statutory Authority............................................1
               C.       Village Board Authority........................................1
               D.       The Project....................................................1
               E.       Economic Development Plan......................................2
               F.       Escrow Agreement...............................................2
               G.       Village Financing..............................................2

SECTION  1.    RECITALS................................................................3

SECTION  2.    DEFINITIONS.............................................................3

SECTION  3.    THE PROJECT.............................................................9
               3.01     The Project....................................................9
               3.02     Project Budget................................................10
               3.03     Phase I Commitments/Charitable Contributions..................10
               3.04     Concept Plan..................................................12
               3.05     Construction of TIF Funded Improvements.......................12
               3.06     Progress Reports and Survey Updates...........................12
               3.07     Special Service Area..........................................12

SECTION  4.    FINANCING..............................................................12
               4.01     Total Project Costs and Sources of Funds......................12
               4.02     TIF Note(s)...................................................12
               4.03     Cost Overruns.................................................15
               4.04     Base Projected Increment; Updated Projections;
                        Allocation of Incremental Taxes...............................15
               4.05     Village Administrative Costs; Use of Incremental Taxes
                        by Village and Taxing Districts...............................15
               4.06     Use of P.O.S. Sales Tax.......................................16
               4.07     Pledge Agreement..............................................16
               4.08     Purchase of Section 15D Bonds.................................16

SECTION  5.    CONDITIONS PRECEDENT...................................................17
               5.01     Other Governmental Approvals..................................17
               5.02     [Intentionally Omitted].......................................17
               5.03     Insurance.....................................................17
               5.04     Legal Opinions................................................17
               5.05     SEC Filings...................................................17
               5.06     Corporate Documents...........................................17

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
               5.07     Preconditions of Disbursement.................................18

SECTION  6.    AGREEMENTS WITH CONTRACTORS............................................18
               6.01     General Contractor and Subcontractors.........................18

SECTION  7.    COMPLETION OF CONSTRUCTION.............................................18
               7.01     Certificate of Completion of Construction.....................18
               7.02     Effect of Issuance of Certificate; Continuing Obligations.....18
               7.03     Notice of Expiration of Term of Agreement.....................19

SECTION  8.    COVENANTS/REPRESENTATIONS/WARRANTIES
               OF THE DEVELOPER ......................................................19
               8.01     General.......................................................19
               8.02     Economic Development Plan.....................................19
               8.03     Employment Opportunity........................................20
               8.04     Prevailing Wage...............................................20
               8.05     Developer's Liabilities.......................................20
               8.06     Compliance with Laws..........................................20
               8.07     Compliance with Agreements....................................20
               8.08     Survival of Covenants.........................................20

SECTION  9.    COVENANTS/REPRESENTATIONS/WARRANTIES OF VILLAGE........................20
               9.01     General Covenants.............................................20
               9.02     Survival of Covenants.........................................20
               9.03     Nonimpairment.................................................21
               9.04     Subordination.................................................21
               9.05     Future Revenue Bonds..........................................21
               9.06     Feasibility Consultants.......................................22
               9.07     Amendment to Act..............................................22
               9.08     Joliet Training Area..........................................22

SECTION  10.    DEVELOPER'S EMPLOYMENT OBLIGATIONS....................................23
               10.01    Employment Opportunity........................................23

SECTION  11.    ENVIRONMENTAL MATTERS.................................................23

SECTION  12.    ASSIGNMENT OF AGREEMENT/TRANSFER OF THE PROPERTY......................23
                12.01    Assignment...................................................23
                12.02    Transfer of Property.........................................24

SECTION  13.    INDEMNIFICATION.......................................................24

SECTION  14.    MAINTAINING RECORDS/RIGHT TO INSPECT..................................24
                14.01    Books and Records...................... .....................24

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
                14.02    Inspection Rights............................................24

SECTION  15.    DEFAULT AND REMEDIES..................................................25
                15.01    Events of Default................. ..........................25
                15.02    Remedies.....................................................25
                15.03    Curative Period..............................................26
                15.04    Termination of Proceedings...................................26

SECTION  16.    NOTICE................................................................26

SECTION  17.    MISCELLANEOUS.........................................................28
                17.01    Amendment....................................................28
                17.02    Entire Agreement.................. ..........................28
                17.03    Limitation of Liability......................................29
                17.04    Further Assurances...........................................29
                17.05    Waiver.......................................................29
                17.06    Enforceability of the Agreement; Remedies....................29
                17.07    Disclaimer...................................................29
                17.08    Headings............................................ ........30
                17.09    Counterparts.................................................30
                17.10    Severability.................................................30
                17.11    Conflict.....................................................30
                17.12    Governing Law................................................30
                17.13    Form of Documents............................................30
                17.14    Termination..................................................30
                17.15    Binding Effect...............................................30
                17.16    Force Majeure................................................30
                17.17    Exhibits.....................................................30

EXHIBIT A       LEGAL DESCRIPTION......................................................1

EXHIBIT B       VILLAGE OF ELWOOD ECONOMIC DEVELOPMENT
                PROJECT AND PLAN (DEER RUN INDUSTRIAL PARK ECONOMIC
                DEVELOPMENT PROJECT AREA)...............................................1

EXHIBIT C       BASE PROJECTED TAX INCREMENT............................................1

EXHIBIT D       PROJECT BUDGET..........................................................1

EXHIBIT E       PHASE I PUBLIC IMPROVEMENTS.............................................1

EXHIBIT F       ARSENAL SITE DRAWING....................................................1

EXHIBIT G       INFRASTRUCTURE IMPROVEMENTS FOR INTERMODAL FACILITIES...................1

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
EXHIBIT H-1     OPINION OF DEVELOPER'S COUNSEL..........................................1

EXHIBIT H-2     OPINION OF VILLAGE COUNSEL..............................................5

EXHIBIT I       REQUISITION CERTIFICATE
                Note Requisition Request Form...........................................1

EXHIBIT J       REQUISITION CERTIFICATE
                Project Reimbursement Request Form......................................1

EXHIBIT K       OPTION RIGHTS REQUEST FORM..............................................1


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                             REDEVELOPMENT AGREEMENT

         This Redevelopment Agreement (this "Agreement") is made as of this 1st day of August, 2000, by and between the Village of Elwood, an Illinois home rule municipal corporation (the "Village"), CenterPoint Intermodal LLC, an Illinois limited liability company (as defined herein, the "Developer"), and CenterPoint Realty Services, Inc. ("CRS", and together with the Developer, "CenterPoint").

                                    RECITALS

         A. CONSTITUTIONAL AUTHORITY: As a home rule unit of government under
Section 6(a), Article VII of the 1970 Constitution of the State of Illinois (the "State"), the Village has the power to regulate for the protection of the public health, safety, morals and welfare of its inhabitants, and pursuant thereto, has the power to encourage private development in order to enhance the local tax base, create employment opportunities and to enter into contractual agreements with private parties in order to achieve these goals.

         B. STATUTORY AUTHORITY: The Village is authorized under the provisions of the Economic Development Project Area Tax Increment Allocation Act of 1995, 65 ILCS 110/1 ET SEQ., as amended and supplemented from time to time (the "Act"), to, among other things, finance projects that create new job opportunities, increase industry and commerce within the state, increase the tax base and eradicate potentially blighting conditions through the use of tax increment allocation financing for economic development.

         C. VILLAGE BOARD AUTHORITY: To induce economic development pursuant to the Act, the Board of Trustees of the Village (the "Village Board") adopted (1) the following ordinances on June 12, 2000: (a) "An Ordinance of the Village of Elwood, Illinois, Approving an Economic Development Plan and Project for the Deer Run Industrial Park Economic Development Project Area, Ordinance No. 616";
(b) "An Ordinance of the Village of Elwood, Illinois, Designating the Deer Run Industrial Park Economic Development Project Area an Economic Development Project Area Pursuant to the Economic Development Project Area Tax Increment Allocation Act of 1995, Ordinance No. 617"; and (c) "An Ordinance of the Village of Elwood, Illinois, Adopting Tax Increment Allocation Financing for the Deer Run Industrial Park Economic Development Project Area, Ordinance No. 618" (the "TIF Adoption Ordinance") and (2) adopted the following ordinances on August 7, 2000: (a) "An Ordinance of the Village of Elwood, Illinois, Approving the Deer Run Industrial Park Economic Redevelopment Project Area Redevelopment Agreement, Ordinance No. ___"; and (b) "An Ordinance of the Village of Elwood, Illinois, Approving the Deer Run Industrial Economic Development Area TIF Fund Escrow Agreement, Ordinance No. ___" (all of such ordinances described in this Clause C being collectively referred to herein as the "TIF Ordinances").

         D. THE PROJECT: CenterPoint intends to acquire or has acquired approximately 2,156 acres of land (the "Property") consisting of approximately 1,800 acres of what is commonly known as the Joliet Arsenal (the "Arsenal Site") and approximately 355 acres of what is commonly known as the Steffes Farm. The Property is legally described on EXHIBIT A and is located entirely within the Economic Development Project Area designated under the TIF Ordinances. As of the date


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hereof, CenterPoint has the right to develop the Property as set forth in the
Annexation Agreement (as hereinafter defined) and currently intends to develop the Property with the following components:

         1) an intermodal facility including rail improvements consisting of automotive, sorting and transload facilities (the "Intermodal Facilities");

         2) a regional power plant and together with the Village, a water treatment system and sanitary sewer treatment facility (the "Utilities");

         3)       a truck stop and service plaza facility;

         4) retail, including a hotel, restaurants and other commercial uses (the "Commercial Facilities"); and

         5)       industrial facilities (the "Industrial Facilities").

         (The above-described development and related infrastructure improvements as may be revised from time to time as permitted herein or as permitted by the Annexation Agreement or applicable Village Ordinance are hereinafter referred to as the "Project".)

         E. ECONOMIC DEVELOPMENT PLAN: The Project will be carried out in accordance with applicable Village ordinances, this Agreement, the Village of Elwood Economic Development Project and Plan (Deer Run Industrial Park Economic Development Project Area) (the "Economic Development Plan") attached hereto as EXHIBIT B, and the Annexation Agreement, each as amended from time to time.

         F. ESCROW AGREEMENT: The Village, the Developer, CRS, and Bank One, National Association, as Escrow Agent have entered into that certain Deer Run Industrial Park Economic Development Area TIF Fund Escrow Agreement dated as of August 1, 2000, pursuant to which the Incremental Taxes (as defined herein) shall be allocated for various purposes and pursuant to specified priorities as therein provided.

         G. VILLAGE FINANCING: The Village has determined to allocate Incremental Taxes to fund various costs authorized by the Act as more fully set forth herein, including the issuance of its Tax Increment Allocation Note(s) in the amounts set forth in SECTION 4.03 to pay for or reimburse the Developer for the costs of certain Economic Development Project Costs (as herein defined).

         Now, therefore, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:



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                               SECTION 1. RECITALS

         The foregoing recitals are hereby incorporated into this Agreement by reference.

                             SECTION 2. DEFINITIONS

         For purposes of this Agreement, in addition to the terms defined in the foregoing recitals, the following terms shall have the meanings set forth below:

         "ACCELERATED INCREMENT" means, for any year, any Incremental Taxes received in excess of the amounts required pursuant to Section 3.3(a) and (b) of the Escrow Agreement to be deposited in the Program Expense Account, the Developer Costs Account and the Taxing Districts Costs Accounts for such year.

         "ACCELERATED INCREMENT ACCOUNT" shall have the meaning set forth in the Escrow Agreement.

         "ACT" shall have the meaning given thereto in the Recitals to this Agreement.

         "AFFILIATE" means any person or entity directly or indirectly controlling, controlled by or under common control with the Developer or CRS.

         "ALLOCATION PERCENTAGE" shall have the meaning given thereto in the Escrow Agreement.

         "ANNEXATION AGREEMENT" means the annexation agreement dated June 12, 2000, and recorded July 17, 2000 as Document No. R2000076002 among the Village, the Developer, CRS, CenterPoint Properties Trust, and the United States of America (acting by and through the Secretary of the Army, Department of the Army) covering the Property.

         "AUTHORIZED DEVELOPER REPRESENTATIVE" means any officer or manager identified in writing by the Managers of Developer and authorized by such writing to sign on behalf of the Developer.

         "BASE PROJECTED INCREMENT" means the base projected tax increment prepared by the Developer and set forth in column 1-1 of the attached EXHIBIT C, as may be updated, supplemented or amended by the Developer from time to time as to be contained in a Revenue Projection Certificate AND VERIFIED BY A FEASIBILITY CONSULTANT, the scope of such verification to be limited to a determination that (i) such projection is mathematically accurate and (ii) the allocation of Incremental Taxes conforms with the priorities established in
Section 3.3 hereof.

         "BASE WATER AND SEWER SYSTEM" shall have the meaning given thereto in
Section 27 of the Annexation Agreement.

         "CALCULATION AGENT" means Lehman Brothers, Inc. or its successor under the Indenture.



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         "CENTERPOINT SUPPORT AGREEMENT" means that certain Standby Purchase
Agreement dated as of August 1, 2000 between CenterPoint Properties Trust and DCCA and acknowledged and agreed to by the Village, as now or hereafter amended or supplemented.

         "CERTIFICATE" means the Certificate of Completion of Construction described in SECTION 7.01.

         "CHARITABLE CONTRIBUTIONS" means the charitable contributions to the Village by the Developer or CRS as set forth in Section 42 of the Annexation Agreement.

         "CLOSING DATE" means the date of execution and delivery of this Agreement by all parties hereto.

         "CONCEPT PLAN" shall have the meaning given thereto in Section 16 of the Annexation Agreement and Exhibit C thereto.

         "CONSULTANT REPORT" means a report prepared by the Feasibility Consultant which shall contain a projection of Incremental Taxes together with one or more schedules which shall reflect the allocation of Incremental Taxes consistent with Section 3.3 hereof.

         "DCCA" means the Illinois Department of Commerce and Community Affairs.

         "DCCA Loan" means the aggregate amount of the loans and grants from DCCA or the federal Economic Development Administration to the Village to fund water and sewer improvements in the Village pursuant to the DCCA Loan Agreement.

         "DCCA LOAN AGREEMENT" means the Loan Agreements dated as of August 1, 2000 and any related grant agreements between DCCA (or, with respect to a grant agreement, the federal Economic Development Agreement) and the Village with respect to the DCCA Loan.

         "DEER RUN INDUSTRIAL PARK PROJECT TIF FUND" means the special tax allocation fund known as the "Deer Run Industrial Park Project Area TIF Fund" established by the Village with the Escrow Agent pursuant to the Escrow Agreement in connection with the Deer Run Industrial Park Economic Development Project Area, into which the Incremental Taxes will be deposited.

         "DEVELOPER" means CenterPoint Intermodal, LLC, an Illinois limited liability company, and its successors and assigns.

         "DEVELOPER ANNUAL LIMIT" shall have the meaning given thereto in the Escrow Agreement.

         "DEVELOPER COSTS ACCOUNT" shall have the meaning given thereto in the Escrow Agreement.

         "DEVELOPER SUBACCOUNT" shall have the meaning given thereto in the Escrow Agreement.

         "ECONOMIC DEVELOPMENT PROJECT AREA" means the Deer Run Industrial Park Project Area described more fully in EXHIBIT A attached to this Redevelopment Agreement and designated by the


                                       4
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Village pursuant to an ordinance entitled "ORDINANCE OF THE VILLAGE OF ELWOOD,
ILLINOIS DESIGNATING THE DEER RUN INDUSTRIAL PARK ECONOMIC DEVELOPMENT PROJECT AREA" adopted on June 12, 2000, together with any amendments and supplements thereto.

         "ECONOMIC DEVELOPMENT PLAN" means the comprehensive program of the Village for the Economic Development Project Area approved by the President and Board of Trustees of the Village pursuant to an ordinance entitled "ORDINANCE OF THE VILLAGE OF ELWOOD, ILLINOIS, APPROVING ECONOMIC DEVELOPMENT PLAN FOR THE DEER RUN INDUSTRIAL PARK ECONOMIC DEVELOPMENT PROJECT AREA" adopted on June 12, 2000, together with any amendments and supplements thereto.

         "ECONOMIC DEVELOPMENT PROJECT" means the real property and improvements to be developed by the Developer within the Economic Development Project Area pursuant hereto.

         "ECONOMIC DEVELOPMENT PROJECT COSTS" means any eligible cost under the Act paid or incurred by the Developer or any Affiliate in connection with acquiring, constructing and equipping the Economic Development Project as described in and not inconsistent with the Economic Development Plan; PROVIDED, however, the following costs shall not be "eligible costs": (1) the $2,400,000 to be paid by Developer to the Elwood School District; (2) the $3,600,000 to be paid by the Developer to the Village for Phase I Public Improvements or other public costs as provided in Section 49 of the Annexation Agreement, (3) any improvements to the Base Water and Sewer System funded by DCCA or any other state or federal agency; (4) private financing costs incurred by Developer or another nongovernmental person in connection with an Economic Development Project Costs to the extent such costs exceed 30% of the costs paid or incurred by Developer or another nongovernmental person in a specific year, all consistent with Section 10(e)(12) of the Act.

         "EMPLOYER(S)" shall have the meaning set forth in Section 10 hereof.

         "ENVIRONMENTAL LAWS" means any and all federal, state or local statutes, laws, regulations, ordinances, codes, rules, orders, licenses, judgments, decrees or requirements relating to public health and safety and the environment now or hereafter in force, as amended and hereafter amended, including but not limited to (i) the Comprehensive Environmental Response, Compensation and Liability Act (42 U S.C. Section 9601 ET SEQ.); (ii) any so-called "Superfund" or "Superlien" law; (iii) the Hazardous Materials Transportation Act (49 U.S.C. Section 1802 ET SEQ.); (iv) the Resource Conservation and Recovery Act (42 U.S.C. Section 6902 ET SEQ.); (v) the Clean Air Act (42 U.S.C. Section 7401 ET SEQ.); (vi) the Clean Water Act (33 U.S.C.
Section 1251 ET SEQ.); (vii) the Toxic Substances Control Act (15 U.S.C. Section 2601 ET SEQ.); (viii) the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. Section 136 ET SEQ.); and (ix) the Illinois Environmental Protection Act (415 ILCS 5/1 ET SEQ.).

         "ESCROW AGENT" means the Escrow Agent, and any qualified entity at the time serving as successor escrow agent under the Escrow Agreement.

         "ESCROW AGREEMENT" means that certain Escrow Agreement dated as of August 1, 2000, as now or hereafter amended or supplemented, establishing an escrow, by and among the Village, the Developer, CRS, and the Escrow Agent.

         "ESCROW BREAK DATE" shall mean the POS Sales Tax Transfer Date as defined in the Escrow Agreement.

         "EVENT OF DEFAULT" shall have the meaning set forth in SECTION 15 hereof.

         "FEASIBILITY CONSULTANT" means a recognized consultant experienced in tax increment financing selected by the Developer and approved by the Village (which approval shall not be unreasonably withheld).

         "GENERAL CONTRACTOR" means the general contractor(s) hired by the Developer.

         "HAZARDOUS MATERIALS" means any toxic substance, hazardous substance, hazardous material, hazardous chemical or hazardous, toxic or dangerous waste defined or qualifying as such in (or for the purposes of) any environmental law, or any pollutant or contaminant, and shall include, but not be limited to, petroleum (including crude oil), any radioactive material or by-product material, polychlorinated biphenyls and asbestos in any form or condition.

         "HOME RULE SALES TAX" shall have the meaning set forth in SECTION 4.06 hereof.

         "IDOT" means the Illinois Department of Transportation.

         "INCREMENTAL TAXES" means the ad valorem taxes, if any, arising from the tax levies upon taxable real property in the Economic Development Project Area by any and all taxing districts or municipal corporations having the power to tax real property in the Economic Development Project Area, which taxes are attributable to the increase in the then current equalized assessed valuation of each taxable lot, block, tract or parcel of real property in the Economic Development Project Area over and above the Certified Initial Equalized Assessed Value of each such piece of property.

         "INDENTURE" means that certain Indenture relating to the TIF Notes to be entered into between the Village and the Trustee, as hereafter amended or supplemented.

         "INITIAL ORIGINAL PRINCIPAL AMOUNT" shall have the meaning set forth in
SECTION 4.02(a) hereof.

         "INTEREST COMMENCEMENT Date" shall have the meaning given thereto in the Indenture.

         "JOLIET TRAINING AREA" means the training facility owned and operated by the United States Department of the Army located north of the Deer Run Industrial Park.

         "MATERIAL BREACH" shall have the meaning given thereto in Section 15.02(a) hereof.



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



         "NEEDS CERTIFICATE" means a certificate prepared by Developer or the Village projecting demand for water and/or sewer services in excess of the capacity for the Base Water and Sewer System to which such party is entitled under the Annexation Agreement, supported by an independent consulting engineer's report, certification or opinion and taking into account projected development schedules over the term of this Agreement.

         "NOTE REQUISITION REQUEST" means a request delivered by an Authorized Developer Representative in substantially the form attached hereto as EXHIBIT I.

         "NOTEHOLDERS" shall have the meaning set forth in SECTION 9.03 hereof.

         "OPTION RIGHTS" means the rights created by SECTION 4.2 of the Indenture to require all or a portion of the Series 2000A Notes to be tendered as therein provided.

         "OPTION RIGHTS REQUEST" means a request executed by an Authorized Developer Representative in substantially the form of the attached Exhibit K.

         "PHASE I COMMITMENTS" shall consist of payment by the Developer the following: (1) $2,400,000 to the Elwood School District 203 to be used for any legal capital or operating cost of the School District, such amount to be paid in the amounts and at the times provided in the Annexation Agreement; (2) $3,600,000 to the Village in the amounts and at the times provided in the Annexation Agreement for any Village operating costs or public improvements in the Village, including, but not limited to, a new Village Hall and improvements to Mississippi Street and/or Chicago Avenue, such costs to be incurred by or on behalf of the Village pursuant to plans and specifications and a construction contract approved by the Village Board (a copy of which is to be filed with Developer for informational purposes); provided, Developer's payment obligation shall not be conditioned on, and Developer shall have no right of approval with respect to, such invoices, plans and specifications or construction contracts;
(3) all reasonably necessary costs of completing the Base Water and Sewer System to the extent such costs exceed the DCCA Loan and any other federal or State financial assistance, provided, that the plans and specifications, construction contracts, contractor and construction time table for the Base Water and Sewer System are reasonably acceptable to Developer; (4) the Village share of the cost of the improvement of local roads, such cost presently estimated to be $5,500,000; (5) the portion of the Will County local share of the improvements to local County roads (less any amounts available from IDOT or any other governmental agency), such local share presently estimated to be $18,300,000; and (6) the CenterPoint Support Agreement, all of which Phase I Commitments are subject to the provisions of the Annexation Agreement.

         "PHASE I PUBLIC IMPROVEMENTS" means those public improvements set forth on Exhibit E hereto.

         "Phase II Public Infrastructure Account" means shall have the meaning given thereto in Article I of the Escrow Agreement.

         "PLEDGE AGREEMENT" means the Pledge Agreement dated as of the date of the Indenture to be entered among the Village, the Developer, and the Escrow Agent, as now or hereafter amended or supplemented.

         "PLEDGED SUBORDINATED INTEREST" shall have the meaning set forth in
SECTION 4.07 hereof.

         "P.O.S. Sales Tax" shall have the meaning set forth in SECTION 4.06 hereof.

         "P.O.S. SALES RECEIPTS" means the P.O.S. Sales Taxes received by the Village.

         "PROJECT BUDGET" means the budget attached hereto as EXHIBIT D, showing the total cost of the Project, furnished by the Developer, in accordance with
Section 3.02 hereof, as now or hereafter modified.

         "PROJECT REIMBURSEMENT REQUEST" means a request executed by an Authorized Developer Representative in substantially the form attached hereto as Exhibit J.

         "QUALIFIED PERSON" means any entity which is, or is owned or controlled by, a pension fund, insurance company, financial institution, a person with a long-term unsecured debt rating of BBB- or higher and who owns or leases at least 500,000 square feet of property similar to the Property.

         "REQUISITION FORM" shall be substantially in the forms of EXHIBIT I, EXHIBIT J and EXHIBIT K hereto.

         "REVENUE NOTE ORDINANCE" means the ordinance adopted by the President and the Board of Trustees of the Village on August 7, 2000 entitled: "AN ORDINANCE approving two Revenue Obligation Loan Agreements with, and a letter agreement as to grants from, the Illinois Department of Commerce and Community Affairs and authorizing and providing for the issuance of one or more Taxable Revenue Notes (Combined Waterworks and Sewerage System), Series 2000, of the Village of Elwood, Will County, Illinois, in a principal amount not to exceed $14,500,000 in connection therewith for the purpose of defraying the cost of improving the waterworks and sewerage system of the Village and refunding and defeasance of certain prior obligations of the Village related thereto, and prescribing details of said Notes."

         "REVENUE PROJECT CERTIFICATE" shall be a certificate prepared by the Developer for the determination of Base Projected Increment pursuant to the terms hereof and the Indenture.

         "ROAD PROJECTS" means those transportation infrastructure improvements substantially as described in a letter from the Illinois Department of Transportation to the Village and Will County.

         "SECTION 15D Bonds" shall have the meaning given thereto in the Revenue Note Ordinance.

         "SUBORDINATED DEVELOPER INTEREST" shall have the meaning given thereto in Section 4.07 hereof.

         "TAXING DISTRICTS" means each school district or other unit of government municipal entity with the jurisdiction to levy and which actually levies ad valorem property taxes within the Economic Development Project Area.

         "TAXING DISTRICTS COSTS ACCOUNT" shall have the meaning given thereto in the Escrow Agreement.

         "TERM OF THE AGREEMENT" means the period of time commencing on the Closing Date and ending on the date when all Economic Development Project Costs and all amounts evidenced by the TIF Notes have been paid and all excess Incremental Taxes have been distributed in accordance with this Agreement, the Escrow Agreement, the Indenture and the TIF Ordinances, but in no event later than June 12, 2023.

         "TIF NOTE ORDINANCE" means the Village ordinance authorizing the issuance of TIF Notes.

         "TIF NOTES" means the Village of Elwood Illinois Tax Increment Allocation Revenue Note(s) (Deer Run Industrial Park Project) to be in a form and issued from time to time pursuant to the TIF Note Ordinance and the Indenture, the proceeds of which will be used to pay for or reimburse the Developer for Economic Development Project Costs pursuant to this Agreement.

         "TIF-FUNDED IMPROVEMENTS" means that portion of the Economic Development Project which is funded with proceeds of the TIF Notes or directly with Incremental Taxes pursuant to the Act and in accordance with this Redevelopment Agreement.

         "TIF ORDINANCES" shall have the meaning given thereto in the Preambles.

         "TRUSTEE" means Bank One, National Association, as Trustee under that certain Trust Indenture to be entered into by the Village and such Trustee concerning the TIF Notes.

         "VILLAGE ADMINISTRATIVE COSTS" shall have the meaning given to "Administrative Costs" in the Escrow Agreement.

         "VILLAGE ANNUAL LIMIT" shall have the meaning given to it in the Escrow Agreement.

                             SECTION 3. THE PROJECT

         3.01     THE PROJECT.

         (a)      Acquisition:

                  CRS has acquired the Steffes Farm and the Developer, CRS or an Affiliate will acquire that portion of the Arsenal Site shown on the attached EXHIBIT F as T-1.

         (b)      Intermodal Facilities.

                  The Developer has entered into a Lease Agreement with Burlington Northern Santa Fe Railroad Company (the "Railroad Company") pursuant to which the Developer has agreed to build the Intermodal Facilities, including the infrastructure improvements listed on EXHIBIT G, and the Railroad Company has agreed to lease certain portions and acquire certain portions of the Intermodal Facilities from the Developer.

         (c)      Industrial/Commercial Facilities.

                  The Developer intends to develop the Property over time and from time to time as contemplated generally by the Economic Development Plan (attached hereto as EXHIBIT B) or as permitted by the Annexation Agreement (including, without limitation, Section 17 thereof), such development being dependent upon the Developer's determination of the existence of a market for such permitted uses and the economic feasibility thereof.

         (d)      The Utilities.

                  (i) The Village and CenterPoint have agreed in the Annexation Agreement as to the design, financing, construction, capacity, and rates of the Base Water and Sewer System.

                  (ii) The Village or its designee shall be the operator for the Base Water and Sewer System with duties and responsibilities to be mutually agreed upon as a condition of the DCCA Loan.

                  (iii) In the event that a power plant is to be constructed on the Property or in connection with the Project, the Village shall have no obligation to finance an expansion of the Base Water and Sewer System to accommodate such power plant unless the Developer and/or owner of such power plant provides the funding for such expansion and except as provided in Section
                           9.05 hereof. However, if such funding is provided, the Village shall be obligated to expand the Base Water and Sewer Systems to provide the necessary water and sewer requirement for such plant.

         3.02 PROJECT BUDGET. The Developer has prepared and furnished the Project Budget showing total estimated costs for the Project in an amount of approximately $941,183,000. The Project Budget includes the Economic Development Project Costs to be paid initially from the proceeds of the TIF Notes or directly from Incremental Taxes.

         3.03 PHASE I COMMITMENTS/CHARITABLE CONTRIBUTIONS.

                  (a) The Village hereby acknowledges that CenterPoint has committed to providing the Charitable Contributions as set forth in
         Section 42 of the Annexation Agreement.

                  (b) In addition, CenterPoint shall provide the Phase I Commitments as described in the following Sections of the Annexation Agreement Section 27 (with respect to the Base Water and Sewer System);
         Section 29 (with respect to improvements to local roads); and Section 49 (with respect to certain initial payments and other actions).

                  (c) CenterPoint hereby acknowledges and agrees that its obligation under the Annexation Agreement to pay all reasonably necessary costs of completing the Base Water and Sewer System shall continue to be applicable to and binding upon CenterPoint notwithstanding any failure of the Illinois General Assembly to make appropriations available to DCCA as described in Section 10.13 of the DCCA Loan Agreement or other limitation, condition or term which relates to tax increment financing set forth in Section 4.02 herein, the Annexation Agreement, the Revenue Note Ordinance, this Redevelopment Agreement or other related documents. Under no circumstances (other than as set forth below in this Section 3.03) shall the Village be required to provide for any funding of Base Water and Sewer System capital costs should DCCA fail to provide, through loans and grants, such costs or if costs exceed amounts deemed necessary by CenterPoint and the Village engineer unless CenterPoint provides all funds necessary for such capital costs subject to reimbursement or repayment as contained herein.

                  (d) To provide certainty of funding for the costs associated with clauses (2), (3), (4) and (5) in the definition of "Phase I Commitments," Developer shall cause to be provided an evergreen annual letter of credit in the amount of $3,000,000 against which the Village may draw to pay costs of the above-listed Phase I Commitments. In lieu of such an evergreen annual letter of credit, the Developer may provide such funding source or mechanism as the Village may, in its reasonable judgment, find acceptable.

         To the extent that funding is or becomes available for any Phase I Public Improvement costs (in whole or in part) from any federal, state or local source, the Village agrees to: (i) use its best efforts to seek and obtain such funding; (ii) agree to the lowest cost financing alternatives (unless the Developer agrees to the contrary); and (iii) shall cooperate fully with the Developer and such funding sources so long as the terms and conditions relating thereto are reasonably satisfactory to the Village and do not materially adversely affect the Village's ability to operate and maintain such Improvements. If such funding is in the form of a grant rather than a loan, it shall be deemed reasonably satisfactory to the Village and the Developer unless there are extraordinary requirements which are specifically identified by the Village or the Developer as being materially adverse to the Village and the Project. Any such federal, state or local funding shall be used at the election of the Village either: (A) to the maximum extent feasible to redeem the TIF Note or Notes issued with respect to the costs allocable to such federal, state or local funding (or to fund a defeasance account for retirement of the TIF Note(s) at the earliest optional call date) or (B) to reimburse the Developer for any such costs paid for by the Developer, together with interest and any other costs or expenses paid or incurred by the Developer in connection therewith. Any redemption or defeasance deposit described in (A) above shall not be counted against the First Lien Developer Annual Limit for the year of application.

         3.04 CONCEPT PLAN. The Village acknowledges that the Developer has delivered the Concept Plan to the Village.

         3.05 CONSTRUCTION OF TIF FUNDED IMPROVEMENTS. The Developer will, or will cause, the TIF Funded Improvements to be built, installed and constructed in substantial compliance with the Concept Plan. The Developer will not commence construction of a component of the TIF Funded Improvements until the Developer has obtained all necessary Village permits and zoning approvals legally required to be obtained prior to commencement of construction of such component. In addition to the contingencies set forth elsewhere herein or in the Annexation Agreement, the Developer's obligation to complete the TIF Funded Improvements shall be contingent upon and subject to Developer's right to terminate as set forth in Section 49 of the Annexation Agreement.

         3.06 PROGRESS REPORTS AND SURVEY UPDATES. The Developer shall provide the Village with written quarterly progress reports detailing the status of the Project, including a revised completion date, if necessary.

         3.07 SPECIAL SERVICE AREA. CenterPoint acknowledges the agreements it has made with respect to the creation of certain Special Service Areas as set forth in Section 31 of the Annexation Agreement. The Developer shall be entitled to cause abatement of any levy on an annual basis by making or causing to be made payments in lieu of taxes for such purposes. The Developer shall also be entitled to notice of the proposed budgeted costs and services and to the right to consult and advise the Village as to reasonable levels of service, costs and alternatives.

                              SECTION 4. FINANCING

         4.01 TOTAL PROJECT COSTS AND SOURCES OF FUNDS. (a) The cost of the Project is estimated to be $941,183,000. The Developer intends to pay the costs of the Project from the financial assistance provided pursuant to this Agreement and other sources of funds available to Developer and its Affiliates.
(b) In order to finance the costs of the TIF Funded Improvements, which will comprise a significant portion of the Project, the Village hereby agrees to provide the financial assistance set forth in this Section 4. (c) The parties hereto acknowledge and agree that the Project would not reasonably be developed without the adoption of the Economic Development Plan by the Village and the financial assistance provided therein and pursuant to this Agreement.

         4.02  TIF NOTE(S)

         (a) The Village hereby agrees to issue, authenticate and deliver to the Developer or its registered assigns, in exchange for the payment or incurrence by Developer or any Affiliate thereof of Economic Development Project Costs evidenced as described in this Section 4.02 and the Term Sheet attached as Exhibit D to the Annexation Agreement, one or more TIF Note(s) or series of TIF Note(s) in an aggregate original principal amount equal to sum of (i) $100,000,000 plus (ii) any cost of the Road Projects paid by Developer or an Affiliate which exceeds $5,500,000 plus (iii) any cost of the Base Water and Sewer System not funded with the DCCA Loan plus (iv) any other costs mutually agreed to between the Village and Developer (the "Initial Original Principal Amount"); provided, however, any increase described in clause (ii) shall not exceed $18,000,000 and the aggregate increase described in clauses (ii) and (iii) shall not exceed $25,000,000. The Village agrees to issue one or more TIF Note(s) or series of TIF Note(s) subject to the above limitation in aggregate original principal amount and such TIF Notes shall be deemed purchased by Developer by the payment or incurrence of the Economic Development Project Costs which shall be evidenced as provided in Section 4.02 hereof. The principal amount of the TIF Note(s) shall accrete and appreciate at ten percent (10%) per annum, compounded semi-annually until the earlier of the Interest Commencement Date or the date interest accrued on the TIF Notes on a current (semi-annual basis).

                  (b) The Developer or its registered assigns shall, at the option of the Developer, be entitled to have the TIF Notes issued from time to time, or the original principal amount of TIF Notes theretofore issued to be increased from time to time, in an original principal amount not to exceed the limitations described herein, by the payment or incurrence by Developer or any Affiliate of Economic Development Project Costs and the submission of a Note Requisition Request to the Trustee in form of EXHIBIT I hereto. The original principal amount of the TIF Notes shall be increased dollar-for-dollar for the Economic Development Project Costs so evidenced by any such Note Requisition Request, subject to the limitation described herein. The TIF Note(s) will be issued in such form and subject to such terms and conditions as shall be provided in the TIF Note Ordinance, the Indenture and consistent with the term sheet attached as EXHIBIT D to the Annexation Agreement.

                  (c) The Developer expects that Developer and its Affiliates will incur Economic Development Project Costs in excess of the Initial Original Principal Amount. The Village agrees that Incremental Taxes on deposit from time to time in the Developer Cost Subaccount of the Developer Costs Account under the Indenture shall be made available exclusively for payment of Economic Development Project Costs. For any calendar year in which the principal of and interest and other amounts payable with respect to the TIF Notes is less than the then applicable Developer Annual Limit, the Developer shall be entitled to be reimbursed for Economic Development Project Costs on a dollar-for-dollar basis (but in an amount which does not exceed the applicable Developer Annual Limit except to the extent such costs are not subject to the Developer Annual Limit as elsewhere provided herein or in the Escrow Agreement) pursuant to a properly completed and filed Project Reimbursement Request to the Trustee in the form of EXHIBIT J hereto.

                  (d) In addition to the foregoing, the Developer shall be entitled to be reimbursed for payment or incurrence of Economic Development Project Costs (without regard to the applicable Developer Annual Limit) by the issuance of certificates evidencing Option Rights as shall be provided under the Indenture upon a properly completed and filed Option Rights Request to the Trustee in the form of EXHIBIT K hereto. For each $6.00 of Economic Development Project Costs so incurred and described in an Option Rights Request, Developer or its registered assign shall be entitled to receive an Option Rights Certificate with respect to $10.00 original principal amount of TIF Notes. The Option Rights Certificates shall be deemed purchased by Developer by the payment or incurrence of the Economic Development Project Costs which shall be evidenced as provided by this Section 4.02(d).

                  (e) Incremental Taxes on deposit in the Developer Subaccount of the Accelerated Increment Account shall be disbursed from time to time at the written request of an Authorized Developer Representative in the form of EXHIBIT J filed with the Escrow Agent to pay any costs paid or incurred from time to time by Developer or any Affiliate for infrastructure or other Economic Development Project Costs permitted under the Act.

                  (f) The Developer at its option shall be entitled to receive credit or reimbursement for the payment or incurrence of Economic Development Project Costs under any of subparagraphs (b), (c), (d) or (e), but shall not receive payment or credit for any particular dollar of cost under more than one of such subparagraphs.

                  (g) The Indenture shall provide that the Trustee shall not approve a Project Reimbursement Request unless it first determines that payment of such amount will not impair the rights of the holders of the TIF Notes to receive principal of and interest on the TIF Notes as and when due. If the Trustee approves a Project Reimbursement Request, then the Trustee shall authorize the prompt payment of funds from the Developer Costs Account to the Developer and promptly advise the Escrow Agent and Village of such payment.

                  (h) In the TIF Note Ordinance and the Indenture, the Village shall authorize the Calculation Agent to establish, among other things, an Interest Commencement Date, a mandatory tender or tender option period, mandatory tender prices, a mandatory sinking fund schedule for each advance described in subparagraph (b) hereof and such other terms as are permitted hereunder, under the Indenture or under the term sheet attached as Exhibit D to the Annexation Agreement, such Interest Commencement Date and mandatory sinking fund schedule to be based upon the most recent Revenue Projection Certificate and the resulting amounts of Incremental Taxes expected to be available to pay scheduled principal and interest due with respect to such advance and all prior advances theretofore approved, assuming a debt service coverage ratio of 1.0x, (but taking into account whether the amount of Incremental Taxes available for such purposes increases over time) and a twenty year term for that portion of the TIF Note which represents such advance, all as set forth in more detail in the Indenture.

                  (i) The TIF Note(s) may be held by one or more business entities formed by CenterPoint Properties Trust or an Affiliate or subsidiary thereof and/or one or more other investors, provided that any such investor shall be either: (a) an Accredited Investor (as defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended) or (b) a Qualified Institutional Buyer (as defined in Rule 144A under the Securities Act of 1933, as amended) or, if neither (a) nor (b), then such investor shall be subject to approval by the Village, which shall not be unreasonably withheld. The TIF Note(s) shall be freely transferable and the Developer or any other noteholder may freely issue one or more identical or different participations therein to any other person provided that if the TIF Note(s) (or any participation therein) is to be transferred to (a) a person other than the noteholder, (b) an affiliate of the Developer or any Noteholder, (c) an investor in the Project (but only if such investor is an Accredited Investor or Qualified Institutional Buyer or is otherwise reasonably acceptable to the Village), or (d) an Accredited Investor(s) or a Qualified Institutional Buyer(s), then the initial such transfer may only occur following completion of a financial feasibility study or forecast prepared by a recognized consultant selected by the Developer and approved by the Village (which approval shall not be unreasonably withheld).

                  (j) The Developer, or its assigns, shall have the right to cause the Village to execute and deliver such further documents or instruments as Developer requires in order to: (i) permit the TIF Note(s) to be exchanged for multiple TIF Note(s) or otherwise issued or converted in part or in whole into tranches or series which may bear interest at the same or different rates (with the weighted average interest rate to always equal ten percent (10%) per annum); (ii) provide multiple tranches or liens relating to the Incremental Taxes allocable to the Developer Costs Account in order to maximize proceeds or provide flexibility to Developer; or (iii) provide for separate serialization of TIF Note(s) or maturities. In addition, subject to the reasonable consent of the Village, the Developer may make or request the Village to make such other or further changes to the terms relating to the TIF Note(s) which the Developer may determine to be necessary or appropriate to promote the development of the Project and provide incentives therefor, which changes relating to the interest rate, lien status and other provisions, to the maximum extent permitted by law, shall be approved by the initial resolutions and ordinances of the Village and shall not require any further legislative act by the Village, provided, that any such change shall not increase the aggregate cumulative amount of Incremental Taxes to be allocated to the Developer Costs Account or dilute the rights or security of the Village or Taxing District's to the Incremental Taxes allocated to the Taxing Districts Account or the Phase II Public Infrastructure Account. The Village also agrees to cooperate with the Developer and to execute such further documents or other instruments as may be reasonably necessary to permit the securitization of the TIF Note(s) or any transfer to a permitted assignee.

         4.03 COST OVERRUNS. The Developer shall be solely responsible for costs incurred by Developer in excess of the financial assistance provided herein.

         4.04 BASE PROJECTED INCREMENT; UPDATED PROJECTIONS; ALLOCATION OF INCREMENTAL TAXES.

                  (a) The Developer's current Base Projected Increment is set forth in EXHIBIT C attached hereto. The Developer shall be authorized to update the Base Projected Increment from time to time and the Village shall be deemed to approve such updated Base Projected Increment upon verification of such projections by the Feasibility Consultant in the manner specified in the definition of "Base Projected Increment." The Base Projected Increment, as updated from time to time, shall be the basis for the "Revenue Projection Certificate" as defined in the Indenture.

                  (b) Incremental Taxes will be allocated by the Escrow Agent to the various purposes and in the order of priority as set forth in Section 3.3 of the Escrow Agreement.

         4.05 VILLAGE ADMINISTRATIVE COSTS; USE OF INCREMENTAL TAXES BY VILLAGE AND TAXING DISTRICTS.

                  (a) To the extent that the Village incurs Administrative Costs in calendar year 2000, the Developer shall pay such Administrative Costs up to a maximum equal to the pro-rata portion of $100,000 based on the number of months remaining in calendar year 2000 on the date of this Agreement. Thereafter, Administrative Costs of the Village shall be payable out of Incremental Taxes solely as provided in, and subject to, the Escrow Agreement.

                  (b) Incremental Taxes deposited in the Taxing Districts Costs Account, the Phase II Public Infrastructure Account or the Village Subaccount of the Accelerated Increment Account shall be disbursed from time to time at the written certification of an Authorized Village Representative delivered to the Escrow Agent to pay any costs permitted by the Act, including (1) capital or operating costs of any Taxing District resulting from the Project necessarily incurred or estimated to be incurred by a Taxing District in the furtherance of the objectives of the Project to the extent that the Village, by written agreement, accepts and approves such costs in an amount not to exceed the Village Annual Limit and (2) any Economic Development Project Costs paid or incurred by Developer or any affiliate thereof. Developer hereby agrees that, to the extent that it has paid or incurred Economic Development Project Costs for which it has not sought reimbursement and does not intend to seek reimbursement for under Section 4.02 hereof, at the written request of the Village the Developer shall agree to be reimbursed for such costs under this Section 4.05 out of the Phase II Public Infrastructure Account in exchange for an undertaking by Developer to provide funding for or incur costs for the benefit of the Village so long as Developer is held harmless by the Village for such undertaking.

                  (c) The Village may accumulate Incremental Taxes in the Taxing Districts Costs Account pending expenditure or other application towards any eligible costs, subject only to any statutory requirement to either spend Incremental Taxes or declare such Incremental Taxes to be "Surplus." At any time or from time to time, the Village may declare all or any portion of the Incremental Taxes in the Taxing Districts Costs Account up to the Village Annual Limit to be "Surplus" (as defined in the Act).

         4.06 USE OF P.O.S. SALES TAX. The Village agrees to impose a "Home Rule Sales Tax". The Developer hereby agrees to cause its contractors to establish a point of sale location within the Village. The Village agrees to levy the Home Rule Sales Tax with respect to such sales of construction materials. The Village shall have no obligation to continue the Home Rule Sales Tax after June 1, 2015.

         4.07 PLEDGE AGREEMENT. The Village acknowledges and agrees that the Developer shall have the right to pledge, deposit or transfer all of its right, title and interest in and to the TIF Notes and payments thereunder in connection with one or more financings or other arrangements; provided, however, until the Phase I Commitments have been satisfied, either Developer or an Affiliate shall retain a subordinated interest in the TIF Notes which shall entitle Developer and/or Affiliate to receive payments of principal and interest thereon of not less than ten percent (10%) of the original principal amount of the TIF Notes (the "Subordinated Developer Interest"). Developer shall pledge such Subordinated Interest (herein, the "Pledged Subordinated Interest") to the Village pursuant to a Pledge Agreement to secure Developer's performance of the Phase I Commitments.

         4.08 PURCHASE OF SECTION 15D BONDS. Upon thirty (30) days prior written notice, the Developer shall purchase Section 15D Bonds from the Village in an amount equal to any and all costs of the Base Water and Sewer System for which the Village does not receive funding from

DCCA because of an Appropriation Shortfall (as such term is defined in the Revenue Note Ordinance). The obligation described in this Section 4.08 shall not be enforced by the Village any earlier than November 15, 2001. Developer shall be entitled to a release from the obligation to purchase Section 15D Bonds as described in this Section 4.08 if the Village receives at least $25,000,000 in aggregate loans and grants from DCCA or other state or federal sources.

                         SECTION 5. CONDITIONS PRECEDENT

         The following conditions shall be complied with within the time periods set forth below or, if no time period is specified, prior to the Closing Date:

         5.01 OTHER GOVERNMENTAL APPROVALS. The Developer shall have secured all other necessary approvals and permits required to be obtained as and when necessary for commencement of construction, by any state, federal, or local statute, ordinance or regulation.

         5.02 [INTENTIONALLY OMITTED].

         5.03 INSURANCE. Upon taking title to the Property, the Developer, at its own expense, shall insure the Property in a manner and in amounts which are reasonable and typical for projects similar to the Project. In addition, the Developer has agreed in the Annexation Agreement (Section 42G) to name the Village as an additional insured on the environmental liability insurance policy that it intends to purchase.

         5.04 LEGAL OPINIONS. On the Closing Date, CenterPoint shall furnish the Village and the Village shall furnish CenterPoint with opinions of counsel, substantially in the forms attached hereto as EXHIBIT H-1 AND H-2. In addition, upon the first date on which a TIF Note is issued under the Indenture, the Developer shall obtain an opinion of nationally recognized bond counsel (currently anticipated to be Altheimer & Gray) as to the tax exemption of the TIF Note(s) (the "Tax Opinion"). The Village shall be entitled to engage a firm of nationally recognized bond counsel reasonably acceptable to the Developer for the purpose of providing an opinion solely to the Village that it believes it is reasonable for the Village to rely upon such Tax Opinion (the "Comfort Opinion"). The Developer shall pay the fees and expenses of counsel providing the Comfort Opinion for actual time devoted to such opinion based on such firm's standard hourly rates and such fees and expenses shall not exceed $40,000.

         5.05 SEC FILINGS. CenterPoint shall provide the Village with any CenterPoint Properties Trust filings with the Securities and Exchange Commission
(SEC) as and when such filings, if any, are available.

         5.06 CORPORATE DOCUMENTS. On the Closing Date, the Developer shall provide a copy of its Articles or Certificate of Organization containing the original certification of the Secretary of State of its state of organization and certificates of good standing from the Secretary of State of its state of organization and from the State of Illinois.

         5.07 PRECONDITIONS OF DISBURSEMENT. As of the date of submission of each Requisition Form, the Developer shall be deemed to certify to the Village that:

         (a) the total amount of the disbursement request represents the actual amount payable to (or paid to) the General Contractor and/or subcontractors who have performed work on the TIF Funded Improvements or on the Project, and/or their payees;

         (b) the Developer has approved all work and materials for the current disbursement request, and such work and materials conform to the Concept Plan as such may be amended if the request is in connection with TIF Funded Improvements;

         (c) the representations and warranties contained in this Agreement are true and correct in every material respect and the Developer is in compliance with all covenants contained herein; and

         (d) no Event of Default under this Agreement exists.

                     SECTION 6. AGREEMENTS WITH CONTRACTORS

         6.01 GENERAL CONTRACTOR AND SUBCONTRACTORS. The Developer shall submit to the Village copies of any construction contract to which the Developer is a party for the TIF Funded Improvements prior to the disbursement of TIF Note(s) Proceeds or Incremental Taxes. Photocopies of all subcontracts to which the Developer is a party, if any, entered or to be entered into in connection with the TIF Funded Improvements shall be provided to the Village within five (5) business days of the execution thereof.

                      SECTION 7. COMPLETION OF CONSTRUCTION

         7.01 CERTIFICATE OF COMPLETION OF CONSTRUCTION. Upon completion of the construction of the TIF Funded Improvements from time to time in accordance with the terms of this Agreement and the Annexation Agreement, and upon the Developer's written request, the Village shall issue to the Developer a Certificate of Completion ("Certificate"), in recordable form certifying that the Developer has fulfilled its obligation to complete the TIF Funded Improvements in accordance with the terms of this Agreement. The Village shall respond to the Developer's written request for a Certificate within thirty (30) days by issuing either a Certificate or a written statement detailing the ways in which the TIF Funded Improvements do not conform to this Agreement or have not been satisfactorily completed, and the measures which must be taken by the Developer in order to obtain the Certificate. The Developer may resubmit a written request for a Certificate upon completion of such measures.

         7.02 EFFECT OF ISSUANCE OF CERTIFICATE; CONTINUING OBLIGATIONS. The Certificate relates only to the construction of the TIF Funded Improvement, and upon its issuance, the Village will certify that the terms of the Agreement specifically related to the Developer's obligation to complete such activities have been satisfied.

         7.03 NOTICE OF EXPIRATION OF TERM OF AGREEMENT. Upon the expiration of the Term of the Agreement, the Village shall provide the Developer, at the Developer's written request, with a written notice in recordable form stating that the Term of the Agreement has expired.

                                   SECTION 8.
              COVENANTS/REPRESENTATIONS/WARRANTIES OF THE DEVELOPER

         8.01 GENERAL. The Developer represents, warrants and covenants, as of the date of this Agreement and as of the date of each disbursement of TIF Note(s) Proceeds or Incremental Taxes hereunder, that:

         (a) the Developer is an Illinois limited liability company duly organized, validly existing, qualified to do business in Illinois, and licensed to do business in any other state where, due to the nature of its activities or properties, such qualification or license is required;

         (b) the Developer has the right, power and authority to enter into, execute, deliver and perform this Agreement;

         (c) the execution, delivery and performance by the Developer of this Agreement has been duly authorized by all necessary limited liability company action, and does not and will not violate its Articles of Organization, by-laws or any applicable provision of law, or constitute a breach of, default under or require any consent under any agreement, instrument or document to which the Developer is now a party or by which the Developer is now or may become bound;

         (d) the Developer is now and for the Term of the Agreement shall remain solvent and able to pay its debts as they mature;

         (e) there are no actions or proceedings by or before any court, governmental commission, board, bureau or any other administrative agency pending, threatened or affecting the Developer which would impair its ability to perform under this Agreement;

         (f) the Developer has and shall from time to time maintain all government permits, certificates and consents (including, without limitation, appropriate environmental approvals) necessary to conduct its business and to commence construction, complete and operate the Project; and

         (g) the Developer is not in default with respect to any indenture, loan agreement, mortgage, deed, note or any other agreement or instrument related to the borrowing of money to which the Developer is a party or by which the Developer is bound which would adversely effect its ability to perform under this Agreement.

         8.02 ECONOMIC DEVELOPMENT PLAN. The Developer represents that the Project is and shall be in compliance with all of the terms of the Economic Development Plan.

         8.03 EMPLOYMENT OPPORTUNITY. The Developer covenants and agrees to abide by the terms set forth in SECTION 10 hereof.

         8.04 PREVAILING WAGE. The Developer covenants and agrees to pay, and to contractually obligate and cause the General Contractor and each subcontractor to pay, the prevailing wage rate as ascertained by the Illinois Department of Labor (the "Department"), to all employees that perform work related to the TIF Funded Improvements. All such contracts shall list the specified rates to be paid to all laborers, workers and mechanics for each craft or type of worker or mechanic employed pursuant to such contract. If the Department revises such prevailing wage rates, the revised rates shall apply to all such contracts. Upon the Village's request, the Developer shall provide the Village with copies of all such contracts entered into by the Developer or the General Contractor to evidence compliance with this SECTION 8.04.

         8.05 DEVELOPER'S LIABILITIES. The Developer shall not enter into any transaction that would materially and adversely affect its ability to perform its obligations hereunder or to repay any material liabilities or perform any material obligations of the Developer to any other person or entity. The Developer shall immediately notify the Village of any and all events or actions which may materially affect the Developer's ability to carry on its business operations or perform its obligations under this Agreement or any other documents and agreements.

         8.06 COMPLIANCE WITH LAWS. To the best of the Developer's knowledge, after diligent inquiry, the Property and the Project are and shall be in compliance with all applicable federal, state and local laws, statutes, ordinances, rules, regulations, executive orders and codes pertaining to or affecting the Project and the Property.

         8.07 COMPLIANCE WITH AGREEMENTS. The Developer will comply with all contracts, licenses, permits and agreements relating to the TIF Funded Improvements. Developer shall immediately notify the Village in writing of the occurrence of any default under any such contract, license, permit or agreement.

         8.08 SURVIVAL OF COVENANTS. All warranties, representations, covenants and agreements of the Developer contained in this SECTION 8 and elsewhere in this Agreement shall be true, accurate and complete at the time of the Developer's execution of this Agreement, and shall survive the execution, delivery and acceptance hereof by the parties hereto and (except as provided in SECTION 7 hereof upon the issuance of a Certificate) shall be in effect throughout the Term of the Agreement.

           SECTION 9. COVENANTS/REPRESENTATIONS/WARRANTIES OF VILLAGE

         9.01 GENERAL COVENANTS. The Village represents that it has the authority as a home rule unit of local government to execute and deliver this Agreement and to perform its obligations hereunder.

         9.02 SURVIVAL OF COVENANTS. All warranties, representations, and covenants of the Village contained in this SECTION 9 or elsewhere in this Agreement shall be true, accurate, and complete at the time of the Village's execution of this Agreement, and shall survive the execution, delivery and acceptance hereof by the parties hereto and be in effect throughout the Term of the Agreement.

         9.03 NONIMPAIRMENT. Notwithstanding any other provision to the contrary herein, in the TIF Ordinances, the Indenture, the Pledge Agreement, the Escrow Agreement or the TIF Notes, and subject only to the rights of the Village under the Pledge Agreement with respect to the Pledged Subordinated Interest, the Village pledges to and agrees with beneficial owners of the TIF Notes and any other obligations issued to evidence an indirect or direct interest in the TIF Notes (collectively, the "Noteholders") that the Village will not limit or alter the rights and powers vested in the Escrow Agent to receive and apply the Incremental Taxes to the credit of the Developers Cost Account for the purpose of paying principal and interest on the TIF Notes or otherwise so as to impair the terms of the TIF Notes, the Indenture or the TIF Ordinances or in any way impair the rights and remedies of the Noteholders until (a) the date on which all of the TIF Notes or other obligations, together with interest thereon, interest on any unpaid installments of interest, and all costs and expenses in connection with any action or proceedings by or on behalf of the Noteholders are fully met and discharged or (b), if later, the date on which the collection and allocation of Incremental Taxes is no longer permitted under the Act (subject to the rights of CenterPoint under Section 9.07 hereof). In addition, the Village pledges to and agrees with the Noteholders and the Developer that the Village will not limit or alter the basis on which Incremental Taxes are to be collected, deposited or applied pursuant to the TIF Ordinances, the Indenture and the Escrow Agreement so as to impair in any manner the terms of any such contracts.

         9.04 SUBORDINATION. The Village hereby acknowledges and agrees that the rights and interests of the Trustee, the Escrow Agent and the Noteholders in and to Incremental Taxes and other amounts pledged or intended to be applied to the payment of the TIF Notes herein or under the Indenture are in each and every respect prior to the rights and interests of the Village in and under the Pledge Agreement and the Village hereby agrees that it shall execute and deliver a subordination agreement in form and substance satisfactory to the Trustee, the Escrow Agent, the Developer and any representative of the Noteholders to evidence the foregoing. In furtherance of the foregoing, the Trustee, the Escrow Agent and, to the extent provided in the Indenture, the Noteholders shall be deemed to be third party beneficiaries hereunder, under the Escrow Agreement and each related document, agreement and other instrument, and shall be entitled to enforce their respective rights hereunder or thereunder.

         9.05 FUTURE REVENUE BONDS.

         (a) The Village agrees that at the request of Developer and upon the filing of a Needs Certificate with the Village, the Village shall authorize, issue and sell either:

                  (1) to a purchaser selected by the Village within sixty (60) days of the filing of a Needs Certificate, or

                  (2) upon expiration of the period described in (a) or sooner upon the election of the Village, to Developer or any affiliate thereof, Future Revenue Bonds (as defined in the Revenue Note Ordinance) in a principal amount not in excess of $10,000,000 plus the

         Appropriation Shortfall (as defined in Section 15D of the Revenue
         Note), maturing on August 1, 2020, subject to amortization or mandatory sinking fund payments in amounts proportionate to the Mandatory Sinking Fund Requirements (as defined in the Revenue Note Ordinance) relating to the 2000 Revenue Notes, bearing interest at 10% per annum, prepayable upon 30 days' prior notice at a price of par plus accrued interest, and entitled to payment of principal and interest thereon out of Net Revenues (as defined in the Revenue Note Ordinance) as described in Section 12(C)(b), (d) and (e) of the Revenue Note Ordinance for the purpose of financing additional capacity to the Village's Water and Sewer System for users located in or connected to Deer Run Industrial Park.

                  The Village acknowledges and agrees that such Future Revenue Bonds are the Bonds described in Section 15(D) of the Revenue Note Ordinance.

         (b) Upon filing of a Needs Certificate with CenterPoint, but only upon prior good faith efforts of the Village to use any or all of (a) the Expansion Subaccount, the Expansion Capacity Fee or the right under other provisions of
Section 15 of the Revenue Note Ordinance to issue Future Additional Bonds, the Village may issue Future Revenue Bonds under Section 15(D) of the Revenue Note Ordinance to finance water or sewer services to users not located in the Deer Run Industrial Park in a principal amount not in excess of the product of $10,000,000 multiplied by a fraction (the numerator is the then capacity of the System reserved for the Village pursuant to the Annexation Agreement and the denominator of which is the then total capacity of the System). The Village shall also have the right to issue Section 15D Bonds in principal amounts not greater than the Appropriation Shortfall (as defined in the Revenue Note Ordinance) for the purpose of financing the costs of the Base Water and Sewer System, and Developer shall be obligated to purchase such Section 15D Bonds as provided in Section 4.08 hereof.

         9.06 FEASIBILITY CONSULTANTS. The Village hereby approves as "Feasibility Consultants" the following organizations (a) Cushman & Wakefield, Inc. and (b) Real Estate Research Corporation.

         9.07 AMENDMENT TO ACT. The Village and Developer hereby agree to seek an amendment to the Act to provide for 23 full collection years for the Incremental Taxes.

         9.08 JOLIET TRAINING AREA. The Village shall, at no cost to the United States Department of Army ("DOA"), provide to DOA (a) the right to tap on to the Village's Combined Water and Sewer System for the Joliet Training Area and (b) to the extent permitted by law, a limited amount of free service (the precise amount of which will be determined at the discretion of the Village). The DOA will be solely responsible for all cost of infrastructure for connection to the System and any repair or maintenance related thereto.

                 SECTION 10. DEVELOPER'S EMPLOYMENT OBLIGATIONS

         10.01 EMPLOYMENT OPPORTUNITY. The Developer, on behalf of itself and its successors and assigns, hereby agrees, and shall contractually obligate its or their various contractors, subcontractors or any Affiliate of the Developer operating on the Property (collectively, with the Developer, the "Employers" and individually an "Employer") to agree, that for the Term of this Agreement with respect to Developer and during the period of any other party's provision of services in connection with the construction of the TIF Funded Improvements or occupation of the Property:

         (a) Each Employer shall take affirmative action to ensure that applicants are hired and employed without discrimination based upon race, religion, color, sex, national origin or ancestry, age, handicap or disability, sexual orientation, military discharge status, marital status, parental status or source of income and are treated in a non-discriminatory manner with regard to all job-related matters, including without limitation: employment, upgrading, demotion or transfer; recruitment or recruitment advertising; layoff or termination; rates of pay or other forms of compensation; and selection for training, including apprenticeship. Each Employer agrees to post in conspicuous places, available to employees and applicants for employment, notices setting forth the provisions of this nondiscrimination clause. In addition, the Employers, in all solicitations or advertisements for employees, shall state that all qualified applicants shall receive consideration for employment without discrimination based upon race, religion, color, sex, national origin or ancestry, age, handicap or disability, sexual orientation, military discharge status, marital status, parental status or source of income.

         (b) Each Employer shall comply with all federal, state and local equal employment and affirmative action statutes, rules and regulations, including but not limited to the Illinois Human Rights Act, 775 ILCS 5/1-101 ET SEQ. (1993), and any subsequent amendments and regulations promulgated thereto.

                        SECTION 11. ENVIRONMENTAL MATTERS

         Pursuant to Section 42G of the Annexation Agreement, CenterPoint shall assign to the Village, and the Village agrees to accept, the Memorandum of Agreement between the Joliet Arsenal Development Authority, CenterPoint and others in lieu of any further environmental indemnifications.

          SECTION 12. ASSIGNMENT OF AGREEMENT/TRANSFER OF THE PROPERTY

         12.01 ASSIGNMENT. The Developer may assign any of its right, title or interest in or to this Agreement so long as one of the following sets of conditions is satisfied:

         (a) The Developer shall remain obligated with respect to the Phase I Commitments, or

         (b) If the Phase I Commitments have been satisfied and the Developer pays or provides adequate assurances for payment of the net present value, computed as of the effective date of the assignment at a ten percent (10%) per annum discount rate, of the remaining payments of Increment to the Village in an amount equal to the Village Annual Limit through the end of the term of the Economic Development Project Area. In exchange for any such payment, the Developer (or its assignee) shall be entitled to receive any such prepaid Increment as and when available; or

         (c) The assignment is to an assignee which is a Qualified Person. The Village shall have the option to waive some or all of the requirements in (A) or (B).

         12.02 TRANSFER OF PROPERTY. The rights of CenterPoint to lease, mortgage, convey or otherwise transfer all or any part of the Project shall not be restricted in any manner.

                           SECTION 13. INDEMNIFICATION

         The Developer agrees to indemnify, defend and hold the Village harmless from and against any losses, costs, damages, liabilities, claims, suits, actions, causes of action and expenses (including, without limitation, reasonable attorneys' fees and court costs) suffered or incurred by the Village arising from or in connection with (i) the Developer's failure to comply with any of the terms, covenants and conditions contained within this Agreement, or
(ii) the Developer's or any contractor's failure to pay General Contractors, subcontractors or materialmen in connection with the TIF Funded Improvements or any other Project improvement, or (iii) the existence of any material misrepresentation or omission in this Agreement or the Economic Development Plan that is the result of information supplied or omitted by the Developer or its agents, employees, contractors or persons acting under the control or at the request of the Developer or (iv) the Developer's failure to cure any misrepresentation by the Developer in this Agreement.

                SECTION 14. MAINTAINING RECORDS/RIGHT TO INSPECT

         14.01 BOOKS AND RECORDS. The Developer shall keep and maintain separate, complete, accurate and detailed books and records necessary to reflect and fully disclose the total actual cost of the TIF Funded Improvements and the disposition of all funds from whatever source allocated thereto, and to monitor the TIF Funded Improvements. All such books, records and other documents, including but not limited to the Developer's loan statements, General Contractors' and contractors' sworn statements, general contracts, subcontracts, purchase orders, waivers of lien, paid receipts and invoices, shall be available at the Developer's offices for inspection, copying, audit and examination by an authorized representative of the Village, at the Developer's expense. The Developer shall incorporate this right to inspect, copy, audit and examine all books and records into all contracts entered into by the Developer with respect to the TIF Funded Improvements.

         14.02 INSPECTION RIGHTS. Upon three (3) business days' notice, any authorized representative of the Village shall have access to all portions of the TIF Funded Improvements and the Property during normal business hours for the Term of the Agreement for the purpose of determining compliance with this Agreement.

                        SECTION 15. DEFAULT AND REMEDIES

         15.01 EVENTS OF DEFAULT. The occurrence of any one or more of the following events, subject to the provisions of SECTION 15.03, shall constitute an "Event of Default" by the Developer hereunder:

         (a) the failure by the Developer to deliver a signed lease with the Railroad Company by December 31, 2000 for approximately 500 acres of intermodal improvements in the Project; or

         (b) the material failure of the Developer to fulfill its Phase I Commitments (i) for 30 days after written notice from Village (which written notice shall specify the nature of the failure and the steps which are required to fulfill such Phase I Commitments), in the case of any failure which can be cured by the payment of a sum of money, or (ii) for ninety (90) days after written notice from Village in the case of any other failure; PROVIDED, HOWEVER, that if such nonmonetary failure is susceptible of cure but cannot reasonably be cured within such 90-day period and PROVIDED FURTHER that Developer shall have commenced to cure such failure within such 90-day period and thereafter diligently and expeditiously proceeds to cure the same, such 90-day period shall be extended for an additional period of time as is reasonably necessary for Developer in the exercise of due diligence to cure such failure, but the aggregate additional cure period under this SUBPARAGRAPH (b) shall not exceed an additional one hundred and twenty (120) days; or

         (c) the failure of CenterPoint Properties Trust to execute and deliver the CenterPoint Support Agreement; or

         (d) the failure of the Developer to perform, keep or observe any of the material covenants, conditions, promises, agreements or obligations of the Developer under this Agreement or the Annexation Agreement (other than (a) - (c) above); or

         (e) the making or furnishing by the Developer to the Village of any material representation, warranty, certificate, schedule, report or other communication within or in connection with this Agreement or any related agreement which is untrue or misleading in any material respect.

         15.02 REMEDIES.

         (a) Upon the occurrence and during the continuation of an Event of Default listed in (a), (b) or (c) of SECTION 15.01 hereof and following reasonable notice and opportunity to cure (herein, a "Material Breach"), the Village shall have the right, in addition to all other remedies described in (b) below, (i) to suspend the Developer's right to receive payments not yet funded with respect to Project Reimbursement Requests or to increase the original principal amount of the TIF Notes pursuant to a newly submitted Note Requisition Request under this Agreement, (ii) to suspend the Developer's right to amounts otherwise payable from the Developer Subaccount of the Accelerated Increment Account and (iii) to require any amounts paid on the Pledged Subordinated Interest either to be placed in escrow or to be applied in accordance with the terms of the Pledge Agreement to cure any monetary damages of the Village resulting from such Event of Default; PROVIDED, HOWEVER, no right of the Village under this Agreement shall be exercisable in any manner which would or may have an adverse effect on the security of any Noteholder, the Escrow Agent or the Trustee.

         (b) Following notice to the Developer and after a reasonable cure period as provided in SECTION 15.03 hereof, upon the occurrence and during the continuation of any Event of Default, the Village shall also have the following remedies:

                   (1) suspend the right of the Developer to request or receive disbursements of Incremental Taxes pursuant to a Note Requisition Request under
SECTION 4.02(b) hereof;

                   (2) suspend the right of the Developer to request or receive an advance pursuant to a Project Reimbursement Request under SECTION 4.02(c) hereof; or

                   (3) subject to SECTION 9.03 hereof pursue and secure any available remedy for the observance and performance of the Developer's obligations under this Agreement or to obtain damages for any breach thereof, including but not limited to drawing on any letter of credit provided by the Developer, injunctive relief or to the specific performance of such agreements in any court of competent jurisdiction by any action or proceeding at law or in equity.

         15.03 CURATIVE PERIOD. In the event the Developer shall fail to perform a covenant which the Developer is required to perform under this Agreement, notwithstanding any other provision of this Agreement to the contrary, an Event of Default shall not be deemed to have occurred unless the Developer shall have failed to cure such default within ninety (90) days of its receipt of a written notice from the Village specifying the nature of the default; PROVIDED, HOWEVER, with respect to those defaults which are not capable of being cured within such ninety (90) day period, the Developer shall not be deemed to have committed an Event of Default under this Agreement if it has commenced to cure the alleged default within such ninety (90) day period and thereafter diligently and continuously prosecutes the cure of such default until the same has been cured.

         15.04 TERMINATION OF PROCEEDINGS. In case the Village or Developer shall have proceeded to enforce any right under this Agreement, and such proceeding or other action shall have been discontinued or abandoned for any reason (including a determination that no Event of Default has occurred and continues to exist), or such proceeding or other action shall have been determined adversely, then and in every such case the Village and the Developer shall be restored to their former positions and rights hereunder, respectively, with regard to the property or rights subject to this Agreement, and all rights, remedies and powers of the parties hereto shall continue as if no such proceedings had been taken.

                               SECTION 16. NOTICE

         Unless otherwise specified, any notice, demand or request required hereunder shall be given in writing at the addresses set forth below, by any of the following means: (a) personal service; (b) telecopy or facsimile; (c) overnight courier; or (d) registered or certified mail, return receipt requested.


         If to the Village:         Honorable James P. Clementi
                                    Village President
                                    Village of Elwood
                                    201 East Mississippi Road
                                    P.O. Box 435
                                    Elwood, Illinois 60421

         with copies to:            Patricia Buchenau
                                    Village Clerk
                                    Village of Elwood
                                    201 East Mississippi Road
                                    P.O. Box 435
                                    Elwood, Illinois 60421

                                    Edward P. Graham, Esq.
                                    Law Offices of Edward P. Graham, Ltd.
                                    1112 South Washington Street
                                    Naperville, Illinois  60540

                                    David J. Silverman
                                    Mahoney, Silverman & Cross, Ltd.
                                    2701 Black Road
                                    Suite 200
                                    Joliet, Illinois  60435

         If to the Developer:       CenterPoint Properties Trust
                                    c/o Paul Fisher, Esq.
                                    1808 Swift Drive
                                    Oakbrook, Illinois  60523-1501

         with copies to:            Bruce A. Bonjour, Esq.
                                    and Kenneth S. Shepro
                                    Altheimer & Gray
                                    10 South Wacker Drive
                                    Suite 4000
                                    Chicago, Illinois  60606

                                    Kevin P. Breslin, Esq.
                                    Katz, Randall & Weinberg
                                    333 West Wacker Drive
                                    Suite 1800
                                    Chicago, Illinois  60606



Copies of all notices hereunder shall be sent to the Escrow Agent and the Trustee and any notice asserting that an Event of Default has occurred shall be sent to DCCA at the following addresses, or such revised address as any such party shall give in writing to all other notice parties herein:


         If to the Escrow
         Agent or the Trustee:      Bank One, National Association
                                    1 Bank One Plaza, Suite IL1-0126
                                    Chicago, Illinois
                                    Attention: Global Corporate Trust Services

         If to DCCA:                Illinois Department of Commerce and
                                    Community Affairs
                                    620 East Adams Street
                                    Springfield, Illinois  62701-3181
                                    Attention:  Director

                                                and

                                    Illinois Department of Commerce
                                    and Community Affairs
                                    100 West Randolph Street
                                    Suite 3-400
                                    Chicago, Illinois  60601
                                    Attention: General Counsel

         with a copy to:            Shefsky & Froelich Ltd.
                                    444 North Michigan Avenue
                                    Suite 2500
                                    Chicago, Illinois  60611
                                    Attention:  Howard A. Davis, Esq.


         Such addresses may be changed by notice to the other parties given in the same manner provided above. Any notice, demand, or request sent pursuant to either clause (a) or (b) hereof shall be deemed received upon such personal service or upon dispatch. Any notice, demand or request sent pursuant to clause
(c) shall be deemed received on the day immediately following deposit with the overnight courier and any notices, demands or requests sent pursuant to subsection (d) shall be deemed received two (2) business days following deposit in the mail.

                            SECTION 17. MISCELLANEOUS

         17.01 AMENDMENT. This Agreement and the Exhibits attached hereto may not be amended without the prior written consent of the Village and the Developer.

         17.02 ENTIRE AGREEMENT. This Agreement (including each Exhibit attached hereto, which is hereby incorporated herein by reference) and the documents, agreements and other instruments to which reference is made herein or therein constitute the entire agreements between the parties hereto and it supersedes all prior agreements, negotiations and discussions between the parties relative to the subject matter hereof.

         17.03 LIMITATION OF LIABILITY. No member, official or employee of the Village shall be personally liable to the Developer or any successor in interest in the event of any default or breach by the Village or for any amount which may become due to the Developer from the Village or any successor in interest or on any obligation under the terms of this Agreement.

         17.04 FURTHER ASSURANCES. The Developer agrees to take certain actions, including the execution and delivery of such documents, instruments, petitions and certifications as may become necessary or appropriate to carry out the terms, provisions and intent of this Agreement.

         17.05 WAIVER. Waiver by the Village or the Developer with respect to any breach of this Agreement shall not be considered or treated as a waiver of the rights of the respective party with respect to any other default or with respect to any particular default, except to the extent specifically waived by the Village or the Developer in writing.

         17.06 ENFORCEABILITY OF THE AGREEMENT; REMEDIES.

         (a) This Agreement shall be enforceable in any court of competent jurisdiction by any of the parties by an appropriate action at law or in equity to secure the performance of the provisions and covenants herein described.

         (b) Any violation of this Agreement by the Village shall entitle the Developer to the remedy of specific performance, and/or any other remedy available at law or in equity.

         (c) No action based upon any violation of this Agreement shall be brought except until after written notice to the breaching party describing the nature of the alleged violation, and until said party shall have had a thirty
(30) day period in which to cure the violation unless a different time period is provided in this Agreement.

         (d) All remedies provided for in this Agreement are cumulative and the election or use of any particular remedy by any of the parties hereto shall not preclude that party from pursuing such other or additional remedies or such other or additional relief as it may be entitled to either in law or in equity.

         (e) In the event any action is brought arising from a breach of this Agreement, or to enforce any provision of this Agreement, the prevailing party shall be entitled to recover its costs expenses and reasonable attorneys' fees form the breaching party.

         17.07 DISCLAIMER. Nothing contained in this Agreement nor any act of the Village shall be deemed or construed by any of the parties, or by any third person, to create or imply any relationship of third-party beneficiary, principal or agent, limited or general partnership or joint venture, or to create or imply any association or relationship involving the Village.

         17.08 HEADINGS. The paragraph and section headings contained herein are for convenience only and are not intended to limit, vary, define or expand the content thereof.

         17.09 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same agreement.

         17.10 SEVERABILITY. If any provision in this Agreement, or any paragraph, sentence, clause, phrase, word or the application thereof, in any circumstance, is held invalid, this Agreement shall be construed as if such invalid part were never included herein and the remainder of this Agreement shall be and remain valid and enforceable to the fullest extent permitted by law.

         17.11 CONFLICT. In the event of a conflict between any provisions of this Agreement and the provisions of the TIF Ordinances and/or the TIF Note Ordinance, if any, such ordinance(s) shall prevail and control.

         17.12 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Illinois, without regard to its conflicts of law principles.

         17.13 FORM OF DOCUMENTS. All documents required by this Agreement to be submitted, delivered or furnished to the Village shall be in form and content satisfactory to the Village.

         17.14 TERMINATION. CenterPoint shall have the right to terminate this Agreement at any time prior to the first anniversary of the date hereof if, in CenterPoint's sole discretion, litigation shall be pending in, or judgment entered by, a court of competent jurisdiction relative to the alleged invalidity of the Economic Development Project Area, this Agreement, or the TIF Ordinances, in which event all further financial obligations of CenterPoint shall cease except as to funds irrevocably committed as provided in Section 49 of the Annexation Agreement.

         17.15 BINDING EFFECT. This Agreement shall be binding upon the Developer, the Village and their respective successors and permitted assigns (as provided herein) and shall inure to the benefit of the Developer, the Village and their respective successors and permitted assigns (as provided herein).

         17.16 FORCE MAJEURE. Neither the Village nor the Developer nor any successor in interest to either of them shall be considered in breach of or in default of its obligations under this Agreement in the event of any delay caused by damage or destruction by fire or other casualty, strike, shortage of material, unusually adverse weather conditions such as, by way of illustration and not limitation, severe rain storms or below freezing temperatures of abnormal degree or for an abnormal duration, tornadoes or cyclones, and other events or conditions beyond the reasonable control of the party affected which in fact interferes with the ability of such party to discharge its obligations hereunder.

         17.17 EXHIBITS. All of the exhibits attached hereto are incorporated herein by reference.

         IN WITNESS WHEREOF, the parties hereto have caused this Redevelopment Agreement to be executed on or as of the day and year first above written.

ATTEST:                                     VILLAGE OF ELWOOD, an Illinois home rule municipality


_________________________                    By: ____________________________________
Patricia Buchenau                                  James E. Clementi
Village Clerk                                      Village President

[SEAL]

ATTEST:                                     CENTERPOINT INTERMODAL LLC,
                                            an Illinois limited liability company



_________________________                   By:_______________________________________
Paul S. Fisher                                    Michael M. Mullen
Secretary                                         Manager

ATTEST:                                     CENTERPOINT REALTY SERVICES, INC.
                                            an Illinois corporation



_________________________                   By:_______________________________________
Paul S. Fisher                                    Michael M. Mullen
Secretary                                         President

STATE OF ILLINOIS                   )
                                    ) ss.
COUNTY OF DUPAGE                    )


                                 ACKNOWLEDGMENT

I, the undersigned, a Notary Public, in and for the County and State aforesaid, DO HEREBY CERTIFY that the above-named Michael M. Mullen and Paul S. Fisher, personally known to me to be one of the Managers and Secretary, respectively, of CENTERPOINT INTERMODAL L.L.C., an Illinois limited liability company, personally known to me to be the same persons whose names are subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that they signed and delivered the said instrument as their free and voluntary act, and the free and voluntary act of the said Trust, for the uses and purposes therein set forth.

GIVEN under my hand and official seal, this 7th day of August, 2000.



------------------------------
Notary Public

STATE OF ILLINOIS                   )
                                    ) ss.
COUNTY OF DUPAGE                    )

                                 ACKNOWLEDGMENT

I, the undersigned, a Notary Public, in and for the County and State aforesaid, DO HEREBY CERTIFY that the above-named Michael M. Mullen and Paul S. Fisher, personally known to me to be the President and Secretary, respectively, of CENTERPOINT REALTY SERVICES, INC., an Illinois corporation, personally known to me to be the same persons whose names are subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that they signed and delivered the said instrument as their free and voluntary act, and the free and voluntary act of the said Trust, for the uses and purposes therein set forth.

GIVEN under my hand and official seal, this 7th day of August, 2000.



------------------------------
Notary Public

STATE OF ILLINOIS                   )
                                    ) ss.
COUNTY OF WILL                      )


                                 ACKNOWLEDGMENT

I, the undersigned, a Notary Public, in and for the County and State aforesaid, DO HEREBY CERTIFY that JAMES E. CLEMENTI, personally known to me to be the Village President of the VILLAGE OF ELWOOD, a municipal corporation, and PATRICIA BUCHENAU, personally known to me to be the Village Clerk of said municipal corporation, and personally known to me to be the same persons whose names are subscribed to the foregoing instrument, appeared before me this day in person and severally acknowledged that as such Village President and Village Clerk, they signed and delivered the said instrument and caused the corporate seal of said municipal corporation to be affixed thereto, pursuant to authority given by the Board of Trustees of said municipal corporation, as their free and voluntary act, and as the free and voluntary act and deed of said municipal corporation, for the uses and purposes therein set forth.

GIVEN under my hand and official seal, this 7th day of August, 2000.



---------------------------------------
Notary Public

                                    EXHIBIT A

                                LEGAL DESCRIPTION

                                    EXHIBIT B

             VILLAGE OF ELWOOD ECONOMIC DEVELOPMENT PROJECT AND PLAN (DEER RUN INDUSTRIAL PARK ECONOMIC DEVELOPMENT PROJECT AREA)

                                    EXHIBIT C

                          BASE PROJECTED TAX INCREMENT

                                    EXHIBIT D

                                 PROJECT BUDGET

                                    EXHIBIT E

                           PHASE I PUBLIC IMPROVEMENTS

                                    EXHIBIT F

                              ARSENAL SITE DRAWING

                                    EXHIBIT G

              INFRASTRUCTURE IMPROVEMENTS FOR INTERMODAL FACILITIES

                                   EXHIBIT H-1

                         OPINION OF DEVELOPER'S COUNSEL





                                 August __, 2000


Village of Elwood                      Illinois Department of Commerce and
201 East Mississippi Road              Community Affairs
P.O. Box 435                           100 West Randolph Street
Elwood, Illinois 60421                 Suite 3-400
                                       Chicago, IL 60601

         RE:      DEER RUN INDUSTRIAL PARK, ELWOOD, ILLINOIS (THE "PROJECT")

Ladies and Gentlemen:

         We have served as counsel to CenterPoint Intermodal LLC, an Illinois limited liability company (the "Developer") and CenterPoint Realty Services, Inc., an Illinois corporation ("CRS"), in connection with (a) that certain Redevelopment Agreement dated as of August 1, 2000 (the "Redevelopment Agreement") among the Developer, CRS and the Village of Elwood (the "Village"),
(b) that certain Deer Run Industrial Park Economic Development Area TIF Fund Escrow Agreement dated as of August 1, 2000 (the "TIF Fund Escrow Agreement") among Developer, CRS, the Village and Bank One, National Association, as Escrow Agent, and (c) the provision of tax increment financing assistance to the Developer and CRS from the Village relating to the redevelopment of certain land and the construction of certain improvements thereon located in the Deer Run Industrial Park Economic Development Project Area (the "Project"). We have also served as special counsel to CenterPoint Properties Trust, a Maryland real estate investment trust ("CNT") in connection with a certain Standby Purchase Agreement dated as of August 1, 2000 (the "Standby Purchase Agreement'), between CNT and the Illinois Department of Commerce and Community Affairs ("DCCA") and accepted by the Village. Terms not defined herein shall have the meanings assigned thereto in the Redevelopment Agreement.

         In that capacity, we have examined, among other things, the following agreements, instruments and documents of even date herewith, hereinafter referred to as the "Documents":

         (a)      the Redevelopment Agreement;

         (b)      TIF Fund Escrow Agreement;

         (c) the Annexation Agreement (as defined in the Redevelopment Agreement); and

         (d)      the Standby Purchase Agreement.

         In rendering this opinion we have also examined the original or certified, conformed or photostatic copies of: Developer's Operating Agreement and Articles of Organization, CRS's Articles of Incorporation and By-Laws, certificates of good standing for the Developer, CRS and CNT from the Illinois Secretary of State, the Certifications (as defined below), and such other documents and records pertaining to our clients as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

         For the purposes of this opinion, we have assumed that:

         (a) The execution and delivery of all Documents and other documents reviewed by us, and the entry into and performance of the transactions contemplated by the Documents, by all parties other than Developer, CRS and CNT (collectively, "CenterPoint") have been duly authorized by all necessary actions; the Documents and other documents reviewed constitute the valid and binding obligations of all parties other than CenterPoint.

         (b) All natural persons who are signatories to the Documents were legally competent at the time of execution; all signatures (other than those of CenterPoint) on the Documents and other documents reviewed by us are genuine; the copies of all documents submitted to us are accurate and complete and conform to originals; all material terms and conditions of the relationship between CenterPoint and the other parties to such agreements are correctly and completely reflected in the Documents.

         Based upon the foregoing, but subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

         1. The Developer is a limited liability company organized and validly existing under the laws of Delaware and in good standing under the laws of the State of Illinois, and has full power and authority to own and lease its properties and to carry on its business as presently conducted. CRS is an Illinois corporation duly organized, validly existing and in good standing under the laws of the State of Illinois, and has full power and authority to own and lease its properties and to carry on its business as presently conducted.

         2. The Documents (a) have been properly authorized, executed and delivered by or on behalf of the Developer, CRS and CNT, as applicable, (b) constitute the legal, valid and binding obligations of the Developer, CRS and CNT, as applicable, and (c) are enforceable against the Developer, CRS and CNT, as applicable, in accordance with their respective terms.

         3. No authorizations, approvals or consents of, or filings or registrations with, or the giving of notice to, any governmental or regulatory authority or agency of the State of Illinois or any political subdivision thereof are necessary for the execution and delivery of the Documents by CenterPoint or for the validity or enforceability thereof as against CenterPoint, except for recording or filing of the Documents, as appropriate.

         4. To our knowledge, there are no judgments outstanding against the Developer, CRS or CNT (relying solely on judgment searches of the Developer, CRS and CNT performed by our Docket Department on July ___, 2000) and no legal or administrative proceedings pending or threatened before any court or governmental agency against the Developer, CRS or CNT.

         5. To our knowledge relying solely on the certifications of the Developer, CRS and CNT (attached hereto and made a part hereof, the "Certifications") without further investigation, there is no default by the Developer, CRS and CNT with respect to any indenture, loan agreement, mortgage, deed of trust, note or any other agreement or instrument to which the Developer, CRS or CNT is a party or by which the Developer, CRS or CNT is bound, a default under which would have a material adverse effect on the Developer, CRS or CNT or their businesses.

         6. To our knowledge relying solely on the Certifications, without further investigation, neither the Developer nor CRS nor CNT is in default with respect to any order, writ, injunction or decree of any court, government or regulatory authority or in default in or under any law, order, regulation or demand of any governmental agency or instrumentality, a default under which would have a material adverse effect on the Developer, CRS, CNT or their respective business.

         7. To our knowledge there is no litigation pending or, to the best of our knowledge based solely on the Certifications, threatened against CenterPoint in any court in any way challenging the existence of the Developer, CRS or CNT or seeking to restrain or enjoin the execution and delivery of the Documents, or in any way contesting or calling into question the validity or enforceability of the Documents or the power and authority of the Developer, CRS or CNT with respect thereto.

         The opinions set forth above are subject to the following qualifications:

         (i) Wherever we indicate that our opinion with respect to the existence or absence of facts is based on our knowledge, our opinion is based solely on
(1) the actual knowledge of the attorneys currently with the firm who have represented CenterPoint in connection with the transactions contemplated by the Documents and of any other attorneys presently in our firm whom we have determined are likely, in the course of representing any of said parties, to have knowledge of the matters covered by this opinion, (2) the representations and warranties of said parties contained in the Documents, and (3) the Certifications, and we have not undertaken any independent investigation (and we have not caused to be made any review of any court file or indices except as described in opinion 4 above) and no inference as to our knowledge should be drawn from our representation of CenterPoint or otherwise. However, after having reviewed with CenterPoint, we know of no facts which lead us to believe such factual matters are untrue or inaccurate;

         (ii) Your ability to enforce the Documents may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally;

         (iii) Enforcement of your rights and remedies may be limited by general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law, and in this regard we have assumed that you will exercise your rights and remedies under the Documents in good faith and in circumstances and a manner which are commercially reasonable;

         (iv) Certain provisions of the Documents may be rendered unenforceable or limited by applicable laws and judicial decisions but such laws and judicial decisions do not render the Documents invalid as a whole; and

         (v) We express no opinion as to the enforceability of any provisions of the Documents waiving the right to trial by jury.

         Our opinion is limited to the laws of the United States (except as set forth below) and the laws of the State of Illinois and political subdivisions thereof (with respect to political subdivision, as to matters set forth in Paragraph 3 only) in effect on the date hereof as they presently apply. We shall have no continuing obligations to inform you of changes in law or fact subsequent to the date hereof or of facts of which we become aware after the date hereof.

         We express no opinion as to matters of title or priority or perfection of liens or security interests with regard to real and personal property. We understand that, with respect to all real and personal property security interests intended to be created by the Documents and the priority of the liens thereof, you will rely on a title insurance policy and such Uniform Commercial Code and other searches as you deem adequate, and, accordingly, we express no opinion to such matters.

         We have not reviewed and do not opine as to: (i) compliance by the Project with applicable zoning, health, safety, building, environmental, land use or subdivision laws, ordinances, codes, rules or regulations, (ii) ERISA laws, rules and regulations, or (iii) Federal or state taxation, banking, securities or "blue sky" laws, rules or regulations.

         This opinion is limited to the matters set forth herein. No opinion may be inferred or implied beyond the matters expressly contained herein. This opinion is rendered solely for your benefit and no other person or entity shall be entitled to rely on any matter set forth herein without the express written consent of the undersigned.

                                                     Very truly yours,

                                   EXHIBIT H-2

                           OPINION OF VILLAGE COUNSEL





                                 August __, 2000


Illinois Department of Commerce and      CenterPoint Properties Trust
Community Affairs                        CenterPoint Intermodal, LLC
100 West Randolph Street                 CenterPoint Realty Services, Inc.
Suite 3-400                              c/o CenterPoint Properties Trust
Chicago, IL 60601                        1808 Swift Road
                                         Oak Brook, IL 60523-1501

         RE:      DEER RUN INDUSTRIAL PARK, ELWOOD, ILLINOIS (THE "PROJECT")

Ladies and Gentlemen:

         We have served as counsel to the Village of Elwood, Illinois (the "Village") in connection with (a) the adoption of proceedings (the "Annexation Proceedings") by the President and the Board of the Village preliminary to and authorizing the annexation of the property described on Exhibit A pursuant to that certain Annexation Agreement dated June __, 2000 (the "Annexation Agreement") among the Village, CenterPoint Realty Services, Inc. ("CRS"), CenterPoint Intermodal, LLC (the "Developer"), and CenterPoint Properties Trust, a Maryland real estate investment trust ("CNT"), (b) that certain Redevelopment Agreement dated as of August 1, 2000 (the "Redevelopment Agreement") among the Developer, CRS and the Village, (c) that certain Deer Run Industrial Park Economic Development Area TIF Fund Escrow Agreement dated as of August 1, 2000 (the "TIF Fund Escrow Agreement") among Developer, CRS, the Village and Bank One, National Association, as Escrow Agent, (d) two separate Revenue Obligation Loan Agreements, each dated as of August 1, 2000 (collectively, the "DCCA Loan Agreement") between the Village and the Illinois Department of Commerce and Community Affairs ("DCCA"), (e) an Ordinance adopted on August 7, 2000 (the "Note Ordinance") authorizing the issuance of the Notes (as defined in the DCCA Loan Agreement) and authorizing the execution and delivery of the DCCA Loan Agreement, and (f) the provision of tax increment financing assistance to the Developer and CRS from the Village relating to the redevelopment of certain land and the construction of certain improvements thereon located in the Deer Run Industrial Park Economic Development Project Area (the "Project"). Terms not defined herein shall have the meanings assigned thereto in the Redevelopment Agreement.

         In that capacity, we have examined, among other things, the following agreements, instruments and documents of even date herewith, hereinafter referred to as the "Documents":

         (a)      the Redevelopment Agreement;

         (b)      TIF Fund Escrow Agreement;

         (c)      the Annexation Agreement;

         (d) the Standby Purchase Agreement dated as of August 1, 2000 between CNT and DCCA, accepted by the Village (the "Support Agreement");

         (e)      the DCCA Loan Agreement; and

         (f)      the Notes (as defined in the DCCA Loan Agreement).

We have also reviewed a certified copy of the Note Ordinance and the Annexation Proceedings.

         For the purposes of this opinion, we have assumed that:

         (a) The execution and delivery of all Documents and other documents reviewed by us, and the entry into and performance of the transactions contemplated by the Documents, by all parties other than the Village have been duly authorized by all necessary actions; the Documents and other documents reviewed constitute the valid and binding obligations of all parties other than the Village.

         (b) All natural persons who are signatories to the Documents were legally competent at the time of execution; all signatures (other than those of the Village) on the Documents and other documents reviewed by us are genuine; the copies of all documents submitted to us are accurate and complete and conform to originals; all material terms and conditions of the relationship between the Village and the other parties to such agreements are correctly and completely reflected in the Documents.

         Based upon the foregoing, but subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

         1. The Village is an Illinois home rule unit organized and existing under the laws and constitution of the State of Illinois.

         2. The Village has the power and authority under the laws of the State of Illinois to adopt the Annexation Proceedings and the Note Ordinance, to enter into the Documents, to issue, sell and deliver the Notes pursuant thereto, and to pledge the Revenues under the Note Ordinance and DCCA Loan Agreement. The Annexation Proceedings and Note Ordinance have been duly adopted and are valid and in full force and effect and are lawful authority for the execution, delivery and performance of the Documents.

         3. The Documents (a) have been properly authorized, executed and delivered by or on behalf of the Village, (b) constitute the legal, valid and binding obligations of the Village, and (c) are enforceable against the Village, in accordance with their respective terms.

         4. No authorizations, approvals or consents of, or filings or registrations with, or the giving of notice to, any governmental or regulatory authority or agency of the State of Illinois or any political subdivision thereof are necessary for the execution and delivery of the Documents by the Village or for the validity or enforceability thereof as against the Village except for recording or filing of the Documents, as appropriate.

         5. To our knowledge, there are no judgments outstanding against the Village (relying solely on judgment searches with respect to the Village performed on July ___, 2000) and no legal or administrative proceedings pending or threatened in writing before any court or governmental agency against the Village.

         6. To our knowledge relying solely on the certifications of the Village (attached hereto and made a part hereof, the "Certifications") without further investigation, there is no default by the Village with respect to any indenture, loan agreement, mortgage, deed of trust, note or any other agreement or instrument to which the Village is a party or by which the Village is bound, a default under which would have a material adverse effect on the Village.

         7. To our knowledge relying solely on the Certifications, without further investigation, the Village is not in default with respect to any order, writ, injunction or decree of any court, government or regulatory authority or in default in or under any law, order, regulation or demand of any governmental agency or instrumentality, a default under which would have a material adverse effect on the Village or its System (as defined in the DCCA Loan Agreement).

         8. To our knowledge there is no litigation pending or, to the best of our knowledge based solely on the Certifications, threatened against the Village in any court in any way challenging the existence of the Village or seeking to restrain or enjoin the execution and delivery of the Documents, or in any way contesting or calling into question the validity or enforceability of the Documents or the power and authority of the Village with respect thereto.

         The opinions set forth above are subject to the following qualifications:

         (i) Wherever we indicate that our opinion with respect to the existence or absence of facts is based on our knowledge, our opinion is based solely on
(1) the actual knowledge of the attorneys currently with the firm who have represented the Village in connection with the transactions contemplated by the Documents and of any other attorneys presently in our firm whom we have determined are likely, in the course of representing any of said parties, to have knowledge of the matters covered by this opinion, (2) the representations and warranties of said parties contained in the Documents, and (3) the Certifications, and we have not undertaken any independent investigation (and we have not caused to be made any review of any court file or indices except as described in opinion 4 above) and no inference as to our knowledge should be drawn from our representation of the Village or otherwise. However, after having reviewed with the Village, we know of no facts which lead us to believe such factual matters are untrue or inaccurate;

         (ii) Your ability to enforce the Documents and Note Ordinance may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally;

         (iii) Enforcement of your rights and remedies may be limited by general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law, and in this regard we have assumed that you will exercise your rights and remedies under the Documents and Note Ordinance in good faith and in circumstances and a manner which are commercially reasonable;

         (iv) Certain provisions of the Documents and Note Ordinance may be rendered unenforceable or limited by applicable laws and judicial decisions may not render the document invalid as a whole but such laws and judicial decisions do not render the Documents invalid as a whole; and

         (v) We express no opinion as to the enforceability of any provisions of the Documents waiving the right to trial by jury.

         Our opinion is limited to the laws of the United States (except as set forth below) and the laws of the State of Illinois and political subdivisions thereof (with respect to political subdivision, as to matters set forth in Paragraph 4 only) in effect on the date hereof as they presently apply. We shall have no continuing obligations to inform you of changes in law or fact subsequent to the date hereof or of facts of which we become aware after the date hereof.

         We express no opinion as to matters of title or priority or perfection of liens or security interests with regard to real and personal property. We understand that, with respect to all real and personal property security interests intended to be created by the Documents and the priority of the liens thereof, you will rely on a title insurance policy and such Uniform Commercial Code and other searches as you deem adequate, and, accordingly, we express no opinion to such matters.

         We have not reviewed and do not opine as to: (i) compliance by the Project with applicable zoning, health, safety, building, environmental, land use or subdivision laws, ordinances, codes, rules or regulations, (ii) ERISA laws, rules and regulations, or (iii) Federal or state taxation, banking, securities or "blue sky" laws, rules or regulations.

         This opinion is limited to the matters set forth herein. No opinion may be inferred or implied beyond the matters expressly contained herein. This opinion is rendered solely for your benefit and no other person or entity shall be entitled to rely on any matter set forth herein without the express written consent of the undersigned.


                                                     Very truly yours,

                                    EXHIBIT I

                             REQUISITION CERTIFICATE
                          NOTE REQUISITION REQUEST FORM


State of Illinois          )
                           ) ss.
County of Cook             )


         The affiant, _______________, ____________ of CenterPoint Intermodal LLC, an Illinois limited liability company (the "Developer"), being duly sworn on oath deposes and says pursuant to that certain Redevelopment Agreement dated as of August 1, 2000 (the "Redevelopment Agreement") between the Developer and the Village of Elwood, Will County, Illinois (the "Village") and that certain Indenture of Trust dated as of ____________, 2000 (the "Indenture") between the Village and BANK ONE, NATIONAL ASSOCIATION, as trustee (the "Trustee"), receiving the Tax Increment Allocation Notes, Series 2000A (Deer Run Industrial Park Project) (the "Series 2000A Notes"), of the Village, as follows:

         A. This Paragraph A sets forth and is a true and complete statement of all expenditures for the TIF Project (as defined in the Indenture) to date:


         Description                                                 Amount
         -----------                                                 ------
Total                                                            $______________

         B. The work paid for by the expenditures described in Paragraph A has been completed.

         C. This Paragraph C sets forth and is a true and complete statement of the aggregate amount paid by the Village to the Developer to date as reimbursement for TIF Funded Improvements paid by the Developer or any Affiliate for the TIF Project:

         Original Principal Amount of Series 2000A Notes         $______________
         Project Reimbursement Requests                           ______________
         Options Rights Requests                                  ______________
         Total                                                   $______________

         D. The Developer requests reimbursement for the following TIF Project
Costs:

         Description                                                 Amount
         -----------                                                 ------
                                                                 $______________

         E. None of the TIF Funded Improvements referenced in Paragraph D above have been previously reimbursed by the Village.

         F. The total amount referenced in Paragraph D above represents the actual amount payable to (or paid to) the general contractor and/or subcontractors who have performed work on the TIF Project, and/or their payees.

         G. The Developer has approved all work and materials for the amount referenced in Paragraph D above, and such work and materials conform to the Plans and Specifications (as defined in the Redevelopment Agreement) as such may be amended if request is in connection with the TIF Project.

         H. This Paragraph H sets forth and is a true and complete statement of all expenditures for the Water and Sewer Project (as defined on the Indenture) for which the Developer has been reimbursed to date:

                                 Description                       Amount
                                 -----------                       ------
                                                             $------------------
                                                             $------------------
         Total

         I. The Developer requests reimbursement for the following Water and Sewer Project Costs:




                                 Description                       Amount
                                 -----------                       ------
                                                             $------------------
                                                             $------------------
         Total

         J. None of the Water and Sewer Project Costs referenced in Paragraph I above have been previously reimbursed by the Village.

         K. This Paragraph K is a true and complete statement of all expenditures for the Road Project (as defined in the Indenture) for which the Developer has been reimbursed to date:


                                 Description                       Amount
                                 -----------                       ------
                                                             $------------------
                                                             $------------------
         Total

         L. The Developer requests reimbursement for the following Road Project
Costs:


                                 Description                       Amount
                                 -----------                       ------
                                                             $------------------
                                                             $------------------

         M. None of the Road Project Costs referenced in Paragraph L above have been previously reimbursed by the Village.

         N. As provided in the Redevelopment Agreement, by virtue of the payment or incurrence of the reimbursable costs described in Paragraphs D, I and L, the Developer shall be deemed to have purchased a Series 2000A Note in an Original Principal Amount equal to such costs and the Trustee is therefore hereby requested to authenticate and deliver a Series 2000A Note in the Original Principal Amount of $____________ in the form provided in the Indenture with such terms as provided for in the Indenture, including an Interest Commencement Date, Tender Periods and prices, and a mandatory sinking fund schedule determined by the Calculation Agent as provided in the Indenture.

         O. The representations and warranties of the Developer contained in the Redevelopment Agreement are true and correct in each material respect and the Developer is in compliance with all material covenants and contained therein.

         P. No Event of Default under the Redevelopment Agreement exists.

         Q. The undersigned is an Authorized Developer Representative (as defined in the Indenture).

         R. [The most recent Revenue Projection Certificate (as defined in the Indenture) was dated ___________ and a copy thereof is attached hereto.] [Attached hereto is an updated Revenue Projection Certificate dated __________, ____ together with evidence that such certificate has been verified by the Feasibility Consultant as provided in the Redevelopment Agreement.

         S. Attached hereto is the Calculation Agent's Report as required by the Indenture.

         All capitalized terms which are not defined herein have the meanings given such terms in the Indenture.

                                           CENTERPOINT INTERMODAL LLC,
                                           an Illinois limited liability company


                                           By: _________________________________
                                                 Name:  ________________________
                                                 Title: ________________________
Subscribed and sworn before me this
_________ day of _________ , 2000.

_____________________________________
Notary Public

My commission expires: ________________


ACCEPTED:


BANK ONE, NATIONAL ASSOCIATION,
as Trustee,



By: _________________________________
      Name:  ________________________
      Title: ________________________


cc:      Village of Elwood

                                    EXHIBIT J

                             REQUISITION CERTIFICATE
                       PROJECT REIMBURSEMENT REQUEST FORM

State of Illinois          )
                           ) ss.
County of Cook             )

         The affiant, _______________, _____________ of CenterPoint
Intermodal LLC, an Illinois limited liability company (the "Developer"), being duly sworn on oath deposes and says pursuant to that certain Redevelopment Agreement dated as of August 1, 2000 (the "Redevelopment Agreement") between the Developer and the Village of Elwood, Will County, Illinois (the "Village") and that certain Escrow Agreement dated as of ____________, 2000 (the "Escrow Agreement") among the Village, BANK ONE, NATIONAL ASSOCIATION, as escrow agent (the "Escrow Agent"), the Developer and CenterPoint Realty Services, a ___________________ ("Realty"), as follows:

         A. This Paragraph A sets forth and is a true and complete statement of all expenditures for the TIF Project (as defined in the Indenture) to date:


                                                                    Amount
                                                                    ------


         Total                                                   $______________

         B. The work paid for by the expenditures described in Paragraph A has been completed.

         C. This Paragraph C sets forth and is a true and complete statement of the aggregate amount paid by the Village to the Developer to date as reimbursement for TIF Funded Improvements paid by the Developer or any Affiliate for the TIF Project:

         Original Principal Amount of Series 2000A Notes         $______________
         Project Reimbursement Requests                           ______________
         Option Rights Requests                                   ______________
         Total                                                   $______________

         D. The Developer requests reimbursement for the following TIF Funded Improvements amount in the form of a cash reimbursement:


                                                                 $______________

         E. None of the TIF Funded Improvements referenced in Paragraph D above have been previously reimbursed by the Village.

         F. The total amount referenced in Paragraph D above represents the actual amount payable to (or paid to) the general contractor and/or subcontractors who have performed work on the TIF Project, and/or their payees.

         G. The Developer has approved all work and materials for the amount referenced in Paragraph D above, and such work and materials conform to the Plans and Specifications (as defined in the Redevelopment Agreement) as such may be amended if request is in connection with the TIF Project.

         H. The representations and warranties contained in the Redevelopment Agreement are true and correct in each material respect and the Developer is in compliance with all material covenants and contained therein.

         I. No Event of Default under the Redevelopment Agreement exists.

         J. The undersigned is an Authorized Developer Representative (as defined in the Indenture).

         All capitalized terms which are not defined herein have the meanings given such terms in the Escrow Agreement.

Dated: _________, 200_.
                                           CENTERPOINT INTERMODAL LLC,
                                           an Illinois limited liability company


                                           By: _________________________________
                                                 Name:  ________________________
                                                 Title: ________________________
Subscribed and sworn before me this
_________ day of _________ , 2000.

_____________________________________
Notary Public

My commission expires: ________________


ACCEPTED:

BANK ONE, NATIONAL ASSOCIATION,
as Trustee

By: _________________________________
      Name:  ________________________
      Title: ________________________

cc:  Village of Elwood

                                    EXHIBIT K

                           OPTION RIGHTS REQUEST FORM

State of Illinois          )
                           ) ss.
County of Cook             )

         The affiant, __________, __________ of CenterPoint Intermodal LLC, an Illinois limited liability company (the "Developer"), being duly sworn on oath deposes and says pursuant to that certain Redevelopment Agreement dated as of August 1, 2000 (the "Redevelopment Agreement") between the Developer and the Village of Elwood, Will County, Illinois (the "Village") and that certain Escrow Agreement dated as of ____________, 2000 (the "Escrow Agreement") among the Village, BANK ONE, NATIONAL ASSOCIATION, as escrow agent (the "Escrow Agent"), the Developer and CenterPoint Realty Services, a ___________________ ("Realty"), as follows:

         A. This Paragraph A sets forth and is a true and complete statement of all expenditures for the TIF Project (as defined in the Indenture) to date:

                   Description                                      Amount
                   -----------                                      ------


         Total                                                   $______________

         B. The work paid for by the expenditures described in Paragraph A has been completed.

         C. This Paragraph C sets forth and is a true and complete statement of the aggregate amount paid by the Village to the Developer to date as reimbursement for TIF Funded Improvements paid by the Developer for the TIF
Project:

         Original Principal Amount of Series 2000A Notes         $______________
         Project Reimbursement Requests                           ______________
         Option Rights Requests                                   ______________
         Total                                                   $______________

         D. The Developer requests reimbursement for the following TIF Funded
Improvements:


                                                                 $______________

         E. None of the TIF Funded Improvements referenced in Paragraph D above have been previously reimbursed by the Village.

         F. The total amount referenced in Paragraph D above represents the actual amount payable to (or paid to) the general contractor and/or subcontractors who have performed work on the TIF Project, and/or their payees.

         G. As provided in the Redevelopment Agreement, by virtue of the payment or incurrence of the reimbursable costs described in Paragraph D, the Developer shall be deemed to have purchased the Option Rights Certificates in an amount to be determined consistent with Section 4.02(d) of the Redevelopment Agreement and the Trustee is therefore hereby requested to authenticate and deliver Option Rights Certificates which correspond to $____________ principal amount of TIF Notes, such certification to be in the form of an Option Rights Certificate as otherwise provided in the Indenture.

         H. The Developer has approved all work and materials for the amount referenced in Paragraph D above, and such work and materials conform to the Plans and Specifications (as defined in the Redevelopment Agreement) as such may be amended if request is in connection with the TIF Project.

         I. The representations and warranties contained in the Redevelopment Agreement are true and correct in each material respect and the Developer is in compliance with all material covenants and contained therein.

         J. No Event of Default under the Redevelopment Agreement exists.

         K. The undersigned is an Authorized Developer Representative (as defined in the Indenture).

         All capitalized terms which are not defined herein have the meanings given such terms in the Escrow Agreement.

Dated: _________, 200_.
                                           CENTERPOINT INTERMODAL LLC,
                                           an Illinois limited liability company


                                           By: _________________________________
                                           Name:  ______________________________
                                           Title: ______________________________
Subscribed and sworn before me this
_________ day of _________ , 2000.

_____________________________________
Notary Public

My commission expires: ________________


ACCEPTED:

BANK ONE, NATIONAL ASSOCIATION,
as Trustee

By: _________________________________
Name:  _______________________________
Title: ________________________

cc:  Village of Elwood